                                                                    EXHIBIT 99.3

                       NOTE AND STOCK PURCHASE AGREEMENT

                         dated as of December __, 2000

                                     Among

                    Emergent Information Technologies, Inc.

                                   as Issuer

                 The Guarantors From Time to Time Party Hereto

                                      and

                          The Purchasers Named Herein


                          __________________________

                                  $25,000,000

                         13% Senior Subordinated Notes

                                   due 2005

                               Table of Contents
                               -----------------

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NOTE AND STOCK PURCHASE AGREEMENT.....................................................................................     1

ARTICLE I     DEFINITIONS AND INTERPRETATION..........................................................................     2
         SECTION 1.01      Certain Defined Terms......................................................................     2
         SECTION 1.02      Computation of Time Periods................................................................    14
         SECTION 1.03      Accounting Terms...........................................................................    15
         SECTION 1.04      References to this Agreement...............................................................    15
         SECTION 1.05      Miscellaneous Terms........................................................................    15

ARTICLE II    THE NOTES...............................................................................................    15
         SECTION 2.01      Sale and Purchase of Notes.................................................................    15
         SECTION 2.02      Registration of Notes......................................................................    15
         SECTION 2.03      Transfer and Exchange of Notes.............................................................    16
         SECTION 2.04      Replacement of Notes.......................................................................    17
         SECTION 2.05      Payments on Notes..........................................................................    18
         SECTION 2.06      Mandatory Offers to Repurchase the Notes; Mandatory Prepayments............................    18
         SECTION 2.07      Optional Prepayments of the Notes..........................................................    19
         SECTION 2.08      Purchases of Notes.........................................................................    20
         SECTION 2.09      Allocation of Partial Prepayments..........................................................    21

ARTICLE III   GUARANTEE OF NOTES......................................................................................    21
         SECTION 3.01      Agreement of Guaranty......................................................................    21
         SECTION 3.02      Guaranty Irrevocable.......................................................................    21
         SECTION 3.03      Certain Waivers............................................................................    22
         SECTION 3.04      Certain California Law Waivers.............................................................    23
         SECTION 3.05      Limitations on Subrogation.................................................................    23
         SECTION 3.06      Limit on Amount of Guaranty................................................................    24
         SECTION 3.07      Certain Mergers and Consolidations.........................................................    24
         SECTION 3.08      Subordination of Certain Indebtedness......................................................    25
         SECTION 3.09      Guarantors' Indemnity......................................................................    25
         SECTION 3.10      No Duty of Inquiry.........................................................................    25
         SECTION 3.11      No Duty to Provide Data to Guarantors......................................................    25
         SECTION 3.12      Rights Cumulative..........................................................................    25
         SECTION 3.13      Certain Waivers Regarding Interest Accruals................................................    25
         SECTION 3.14      Continuation of Guaranty...................................................................    26
         SECTION 3.15      Continuing Guaranty........................................................................    26

ARTICLE IV    CLOSING.................................................................................................    26
         SECTION 4.01      Closing of Purchase and Sale of Notes and Shares...........................................    26
         SECTION 4.02      Additional Conditions to Closing...........................................................    27

ARTICLE V     REPRESENTATIONS AND WARRANTIES..........................................................................    29
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                               Table of Contents
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                                  (continued)

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         SECTION 5.01      Representations of the Obligors............................................................    29
         SECTION 5.02      Representations of the Purchasers..........................................................    38

ARTICLE VI    REPORTING AND AFFIRMATIVE COVENANTS.....................................................................    39
         SECTION 6.01      Financial Statements and Other Reports.....................................................    39
         SECTION 6.02      Officer's Certificate......................................................................    41
         SECTION 6.03      Inspection.................................................................................    42
         SECTION 6.04      Compliance with Law........................................................................    42
         SECTION 6.05      Insurance..................................................................................    42
         SECTION 6.06      Maintenance of Properties..................................................................    43
         SECTION 6.07      Payment of Taxes and Claims................................................................    44
         SECTION 6.08      Corporate Existence, etc...................................................................    44
         SECTION 6.09      Maintenance of Books and Records...........................................................    44
         SECTION 6.10      Maintenance of Lines of Business...........................................................    44
         SECTION 6.11      Prepayment of Senior Debt..................................................................    44
         SECTION 6.12      Additional Guarantors......................................................................    45
         SECTION 6.13      Use of Proceeds; Margin Regulations........................................................    45
         SECTION 6.14      Further Assurances.........................................................................    45
         SECTION 6.15      Observation Rights.........................................................................    46
         SECTION 6.16      Year 2000 EBITDA Test......................................................................    46
         SECTION 6.17      Total Leverage Ratio.......................................................................    46
         SECTION 6.18      Minimum Debt Service Coverage Ratio........................................................    47
         SECTION 6.19      Filing of Series L Preferred Stock Certificate of Determination............................    47

ARTICLE VII   NEGATIVE COVENANTS......................................................................................    47
         SECTION 7.01      Limitation on Additional Indebtedness......................................................    47
         SECTION 7.02      Limitation on Creation of Liens............................................................    48
         SECTION 7.03      Investments................................................................................    48
         SECTION 7.04      Contingent Obligations.....................................................................    49
         SECTION 7.05      Employment Agreement.......................................................................    49
         SECTION 7.06      Restriction on Fundamental Changes.........................................................    49
         SECTION 7.07      Disposal of Assets or Subsidiary Stock.....................................................    50
         SECTION 7.08      Transactions with Affiliates...............................................................    51
         SECTION 7.09      Rank of Future Indebtedness................................................................    51
         SECTION 7.10      Changes Relating to Indebtedness...........................................................    51
         SECTION 7.11      Fiscal Year................................................................................    51
         SECTION 7.12      Press Release; Public Offering Materials...................................................    51
         SECTION 7.13      Subsidiaries...............................................................................    52

ARTICLE VIII  EVENTS OF DEFAULT AND REMEDIES..........................................................................    52
         SECTION 8.01      Events of Default..........................................................................    52

ARTICLE IX    Remedies on Event of Default, Etc.......................................................................    54
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                                       ii
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                               Table of Contents
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                                  (continued)

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         SECTION 9.01      Acceleration...............................................................................    54

ARTICLE X     MISCELLANEOUS...........................................................................................    56
         SECTION 10.01     Expenses, etc..............................................................................    56
         SECTION 10.02     Survival of Representations and Warranties; Entire Agreement...............................    56
         SECTION 10.03     Amendment and Waiver.......................................................................    57
         SECTION 10.04     Notices....................................................................................    58
         SECTION 10.05     Reproduction of Documents..................................................................    60
         SECTION 10.06     Confidential Information...................................................................    60
         SECTION 10.07     Transfers of Notes.........................................................................    61
         SECTION 10.08     Successors and Assigns.....................................................................    61
         SECTION 10.09     Severability...............................................................................    61
         SECTION 10.10     Construction...............................................................................    61
         SECTION 10.11     Counterparts...............................................................................    62
         SECTION 10.12     Governing Law; Jury Trial Waiver...........................................................    62
         SECTION 10.13     Indemnification............................................................................    62
         SECTION 10.14     Maximum Rate...............................................................................    63

Exhibit A      Form of Note
Exhibit B      Form of Legal Opinion

                       NOTE AND STOCK PURCHASE AGREEMENT

          THIS NOTE AND STOCK PURCHASE AGREEMENT (as the same may be amended, supplemented or otherwise modified from time to time, this "Agreement") is entered into as of December 29, 2000 by and among EMERGENT INFORMATION TECHNOLOGIES, INC., a California corporation (the "Issuer"), THE GUARANTORS FROM TIME TO TIME PARTY HERETO, and the persons identified as PURCHASERS on the signature pages hereto (collectively, the "Purchasers").

                                   RECITALS

          WHEREAS, the Issuer desires to sell and the Purchasers desire to purchase in each case on the terms and conditions set forth in this Agreement, $25,000,000 in aggregate principal amount of the Issuer's 13% Senior Subordinated Notes due 2005, which notes shall be in substantially the form of Exhibit A attached hereto and made a part hereof (together with any such notes
---------
issued in substitution therefor pursuant to Sections 2.03 and 2.04 of this
                                            -------------     ----
Agreement, the "Notes");

          WHEREAS, the Purchasers have required as a condition, among others, to their purchase of the Notes that Guarantors unconditionally guarantee the prompt and complete payment and performance of the Issuer's obligations under the Notes, this Agreement and the other Note Documents;

          WHEREAS, concurrently with the issuance of the Notes, the Purchasers have agreed to purchase and the Issuer has agreed to issue to the Purchasers, an aggregate of 2,250,000 shares of the Issuer's common stock, no par value (the "Shares"), such Shares to be subject to the Registration and Antidilution Rights Agreement (as defined herein);

          WHEREAS, the Issuer has entered into that certain Amended and Restated Credit and Security Agreement, dated as of June 7, 1999, Amendment Number One dated August 20, 1999, Amendment Number One dated April 10, 2000, Amendment Number Three dated May 4, 2000, Amendment Number Four dated August 9, 2000 (as the same may be amended, supplemented or otherwise modified from time to time, the "Existing Credit Agreement") with Mellon Bank, N.A., a United States banking corporation, as agent (in such capacity, the "Agent"), Wells Fargo Bank, N.A., a United States banking corporation, as co-agent, for all the financial institutions named therein as "Lenders" (the "Existing Lenders"), pursuant to which, among other things, the Existing Lenders have agreed, subject to the terms and conditions set forth in the Existing Credit Agreement, to make certain loans and financial accommodations to the Issuer;

          WHEREAS, the Existing Lenders are entering into Second Amended and Restated Credit and Security Agreement (as defined herein);

          WHEREAS, the Existing Lenders have required as a condition, among others, to their obligations under the Existing Credit Agreement that the Purchasers enter into that certain Subordination and Intercreditor Agreement of even date herewith (as the same may be amended, supplemented or otherwise modified from time to time, the "Intercreditor Agreement").

          NOW, THEREFORE, in consideration of the foregoing and each of the representations, warranties, covenants and agreements contained herein, the parties hereto agree as follows:

                                   ARTICLE I

                        DEFINITIONS AND INTERPRETATION

          SECTION 1.01   Certain Defined Terms. As used herein, the following
                         ---------------------
terms have the respective meanings set forth below or set forth in the Section hereof following such term:

          "Affiliate" means, at any time, and with respect to any Person, any other Person that at such time directly or indirectly through one or more intermediaries Controls, or is Controlled by, or is under common Control with, such first Person. As used in this definition, "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. Unless the context otherwise clearly requires, any reference to an "Affiliate" is a reference to an Affiliate of the Issuer.

          "Agent" is defined in the Recitals to this Agreement.

          "Annualized" means regarding any amount with respect to the Issuer:
(a) for the Fiscal Quarter ending March 31, 2001, such amount for such Fiscal Quarter multiplied by four (4), (b) for the Fiscal Quarter ending June 30, 2001, such amount for such Fiscal Quarter together with the immediately preceding Fiscal Quarter multiplied by two (2), (c) for the Fiscal Quarter ending September 30, 2001, such amount for such Fiscal Quarter, together with the immediately preceding two (2) Fiscal Quarters multiplied by four-thirds (4/3), and (d) for the Fiscal Quarter ending December 31, 2001 and for each subsequently occurring Fiscal Quarter, such amount for such Fiscal Quarter, together with the three (3) immediately preceding Fiscal Quarters on a rolling four (4) Fiscal Quarter basis.

          "Asset Sale" means the disposition whether by sale, lease, transfer, loss, damage, destruction, casualty, condemnation or otherwise of any of the following: (a) any of the capital stock or other equity or ownership interest of any of Issuer's Subsidiaries, or (b) any or all of the assets of Issuer or any of its Subsidiaries, other than sales of inventory in the ordinary course of business.

          "Bankruptcy Code" means Title 11 of the United States Code (11 U.S.C.
(S)(S) 101 et seq.).
           -- ---

          "Business" means the business of the Issuer and its Subsidiaries as currently conducted or currently proposed to be conducted excluding the business of the Discontinued Operations.

          "Business Day" means any day other than a Saturday, a Sunday or a day on which commercial banks in Los Angeles, California are required by law or authorized to be closed.

          "Capital Expenditures" As applied to any Person, all expenditures made (whether paid in cash or accrued or financed by the incurrence of Indebtedness) for the acquisition of any fixed asset (including, without limitation property, plant and equipment) or improvement, replacement, substitution or addition thereto which has a useful life of more than one year, or are required to be capitalized on the balance sheet of such Person in accordance with GAAP, and including, without limitation, those arising in connection with Capital Leases.

          "Capital Lease" means, at any time, a lease with respect to which the lessee is required to classify or account for as a capital lease on the balance sheet of such lessee in accordance with GAAP.

          "Capital Lease Obligations" is defined in the definition of Indebtedness.

          "Cash Equivalents" means: (i) marketable securities (A) issued or directly and unconditionally guaranteed as to interest and principal by the United States government or (B) issued by any agency of the United States government the obligations of which are backed by the full faith and credit of the United States, in each case maturing within one year after acquisition thereof; (ii) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof, in each case maturing within one year after acquisition thereof and having, at the time of acquisition, a rating of at least A-1 from Standard & Poor's Ratings Group ("S&P") or at least P-1 from Moody's Investors Service, Inc. ("Moody's"); (iii) commercial paper maturing no more than one year from the date of acquisition and, at the time of acquisition, having a rating of at least A-1 from S&P or at least P-1 from Moody's; (iv) certificates of deposit or bankers' acceptances issued or accepted by any Lender or by any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia that is at least (A) "adequately capitalized" (as defined in the regulations of its primary federal banking regulator) and (B) has Tier 1 capital (as defined in such regulations) of not less than $250,000,000, in each case maturing within one year after issuance or acceptance thereof; and (v) shares of any money market mutual or similar funds that (A) has substantially all of its assets invested continuously in the types of investments referred to in clauses (i) through (iv) above, (B) has net assets of not less than $500,000,000; and (C) has the highest rating obtainable from either S&P or Moody's.

          "Change of Control" means the occurrence of one or more of the following events after the date hereof:

               (a) a sale, lease, license, transfer, conveyance or other disposition, in one or a series of related transactions, of all or substantially all of the assets of Issuer and its Subsidiaries, taken as a whole, to any Person or group (as such term is used in Section 13(d)(3) of the Exchange Act), excluding for the sake of clarity, sales of assets of Discontinued Operations;

               (b) the adoption of a plan for the liquidation or dissolution of the Issuer;

               (c) with the exception of Steven S. Myers, the acquisition by any Person or group (within the meaning of Section 13(d) and Section 14(d)(2) of the Exchange Act, as in effect on the Closing Date) of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act, as in effect on the Closing Date), directly or indirectly, through a purchase, merger, consolidation or other acquisition transaction of 50% (or such lower amount as may be provided in the Senior Debt Documents) or more of the total voting power of all issued and outstanding shares of the capital stock (i) of the Issuer entitled to vote generally in the election of directors, or (ii) of the surviving Person (if the Issuer is not the surviving entity in a merger) entitled to vote in the election of directors, managers or trustees of such other Person;

               (d) the Issuer shall fail to own directly or indirectly 100% or more of the issued and outstanding common stock of any Guarantor or shall lose voting control of the issued and outstanding common stock of any Guarantor;

               (e) a period of ninety (90) consecutive days shall have elapsed during which Steven S. Myers shall have resigned from his executive office with the Issuer unless he has been replaced by another individual or individuals reasonably satisfactory to the Required Holders; and

               (f) the failure of the Issuer to remain a reporting Company under the Exchange Act.

          "Closing" is defined in Section 4.01.
                                  ------------

          "Closing Date" is defined in Section 4.01.
                                       ------------

          "Closing Fee" is defined in Section 2.01.
                                      ------------

          "Code" means the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder from time to time.

          "Commission" means the Securities and Exchange Commission.

          "Common Stock" means (i) the common stock of any Person, as set forth in such Person's Governing Documents and, (ii) any securities issued in respect of or exchange for the securities described in clause (i) pursuant to a stock dividend, stock split, recapitalization, merger or reclassification.

          "Confidential Information" is defined in Section 10.06.
                                                   -------------

          "Contingent Obligation" as applied to any Person, means any direct or indirect liability of that Person: (i) with respect to any Indebtedness, lease, dividend or other obligation of another Person if the purpose or intent of the Person incurring such liability, or the effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto; (ii) with respect to any letter of credit issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings; (iii) under any foreign exchange contract, currency swap agreement, interest rate swap agreement or other similar agreement or arrangement designed to alter the risks of that Person arising from fluctuations in currency values or interest rates, excluding any deemed principal amount thereof not required to be shown on the balance sheet of such Person in accordance with GAAP; (iv) to make take-or-pay or similar payments if required regardless of nonperformance by any other party or parties to an agreement, or (v) pursuant to any agreement to purchase, repurchase or otherwise acquire any obligation or any property constituting security therefor, to provide funds for the payment or discharge of such obligation or to maintain the solvency, financial condition or any balance sheet item or level of income of another. The amount of any Contingent Obligation shall be equal to the amount of the obligation so guaranteed or otherwise supported or, if not a fixed and determined amount, the maximum amount so guaranteed.

          "Contribution Agreement" means the Contribution Agreement of even date herewith between the Guarantors and the Purchasers, as the same may be amended, supplemented or otherwise modified from time to time.

          "Control" is defined under the definition of Affiliate.

          "Controlling Shareholder Agreement" means that certain Controlling Shareholder Agreement of even date herewith (as the same may be amended, supplemented or otherwise modified from time to time) among Steven S. Myers, the Issuer and the Purchasers.

          "Debt Service Coverage Ratio" means (x) EBITDA for the rolling 4 quarter period, less non-financed Capital Expenditures for that same period,
                ----
divided by (y) the sum of Annualized Interest Expense, plus Annualized principal
----------                                             ----
payments (not including scheduled commitment reductions) required to be made on all interest bearing Indebtedness during the period under review, plus
                                                                  ----
Annualized payments required to be made on Capital Lease liabilities during the period under review. For purposes of this ratio, Interest Expense will exclude fees, expenses, original issue discount and interest which are required to be capitalized under GAAP.

          "Default" means an event or condition the occurrence or existence of which would, with the lapse of time or the giving of notice or both, become an Event of Default.

          "Default Rate" means that rate of interest that is 4% per quarter.

          "Discontinued Operations" means the assets and liabilities associated with the division commonly known as "Emergent Central," which assets and liabilities are treated as a discontinued operation on the Issuer's consolidated balance sheet, provided that the proceeds therefrom are applied in accordance with Section 6.11 hereof.
     ------------

          "EBITDA" means with reference to the Issuer and its Subsidiaries on a consolidated basis but excluding Discontinued Operations, for any fiscal period under review, the sum of (i) Net Income for that period, minus (ii) any extraordinary gain reflected in such Net Income, plus (iii) Interest Expense (expensed and capitalized) for that period, plus (iv) provision for income taxes, for that period (whether or not payable during that period), plus (v) depreciation and amortization for that period plus (vi) with the consent of the Required Holders, not to be unreasonably withheld, extraordinary non-cash charges, in each case determined in accordance with GAAP and, in the case of items (iii), (iv), (v) and (vi), only to the extent deducted in the determination of Net Income for that period.

          "Environmental Laws" means any and all Federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including but not limited to those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

          "ERISA Affiliate" means any trade or business (whether or not incorporated) that is treated as a single employer together with any Obligor under section 414 of the Code.

          "Event of Default" is defined in Section 8.01.
                                           ------------

          "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          "Existing Credit Agreement" is defined in the Recitals to this Agreement.

          "Existing Loan Documents" means the Existing Credit Agreement and all other agreements, documents and instruments executed from time to time in connection therewith, as the same may be amended, supplemented or otherwise modified from time to time.

          "Extraordinary Proceeds" means the cumulative Net Cash Proceeds of the Issuer and any Subsidiary from any and all of the following in the aggregate, regardless of the timing of receipt of such proceeds: (i) Asset Sales; (ii) private issuances of equity or permitted debt; or (iii) any public issuance of equity or permitted debt, in each case after the deduction of proceeds applied by the Issuer to the Senior Debt in accordance with the Senior Debt Documents and Section 6.11 hereof.
    ------------

          "Fiscal Quarter" means a fiscal quarter of the Issuer.

          "Fiscal Year" means a fiscal year of the Issuer.

          "GAAP" means generally accepted accounting principles as in effect from time to time in the United States of America, as applied by the Issuer and its Subsidiaries on a consistent basis.

          "Governing Documents" means, with respect to any corporation, limited liability company or partnership (a) the articles/certificate of incorporation (or the equivalent formation documents) of such corporation or limited liability company, (b) the partnership agreement executed by the partners in the partnership, (c) the bylaws (or the equivalent organizational documents) of the corporation, limited liability company or partnership and (d) any document setting forth the designation, amount and/or relative rights, limitations and preferences of any class or series of such corporation's capital stock or such limited liability company's or partnership's equity or ownership interests, as in effect from time to time.

          "Governing Law" means the law of the State of California excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.

          "Governmental Authority" means (a) the government of (i) the United States of America or any State or other political subdivision thereof, or (ii) any jurisdiction in which any Obligor conducts all or any part of its business, or which asserts jurisdiction over any properties of such Obligor, or (b) any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, any such government.

          "Guarantor" means each of Emergent Information Technologies-West, a California corporation, Emergent Information Technologies-East, a California corporation, Emergent Information Technologies-Central, a California corporation, Emergent Information Technologies-International, Inc., a Delaware corporation, Kapos Associates, Inc., a Virginia corporation, Steven Myers & Associates, Inc., a California corporation, StamiNet, Inc., a California corporation and all other Wholly-Owned Subsidiaries as of the date of this Agreement, all Persons that become Wholly-Owned Subsidiaries after the date of this Agreement and any person who becomes a guarantor under the Second Amended and Restated Credit and Security Agreement; provided, however, that no Person
                                            -----------------
shall be a Guarantor after such time as it has been released from its Guaranty of the Notes pursuant to the provisions of this Agreement.

          "Guaranty Obligation" means, with respect to any Person, any obligation (except the endorsement in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing or in effect guaranteeing any Indebtedness, dividend or other obligation of any other Person in any manner, whether directly or indirectly, including (without limitation) obligations incurred through an agreement, contingent or otherwise, by such Person: (a) to purchase such indebtedness or obligation or any property constituting security therefor; (b) to advance or supply funds (i) for the purchase or payment of such indebtedness or obligation, or (ii) to maintain any working capital or other balance sheet condition or any income statement condition of any other Person or otherwise to advance or make available funds for the purchase or payment of such indebtedness or obligation; (c) to lease properties or to purchase properties or services primarily for the purpose of assuring the owner of such indebtedness or obligation of the ability of any other Person to make payment of the indebtedness or obligation; or (d) otherwise to assure the owner of such indebtedness or obligation against loss in respect thereof. In any computation of the indebtedness or other liabilities of the Obligor under any Guaranty Obligation, where the amount of such indebtedness or other obligations that are the subject of such Guaranty Obligation is not yet established, the amount thereof shall equal the Obligor's good faith estimate thereof.

          "Guaranty" means, with respect to the Guarantor, its guaranty of the Notes and all of their obligations thereunder as set forth in Article III hereof.

          "Highest Lawful Rate" means, at any given time during which any Obligations shall be outstanding hereunder, the maximum nonusurious interest rate that at any time or from time to time may be contracted for, taken, reserved, charged or received on the Obligations, under the laws of the State of California (or the law of any other jurisdiction whose laws may be mandatorily applicable notwithstanding other provisions of this Agreement and the other Note Documents), or under applicable federal laws which may presently or hereafter be in effect and which allow a higher maximum nonusurious interest rate than under the laws of the State of California (or such other jurisdiction's) law, in any case after taking into account, to the extent permitted by applicable law, any and all relevant payments or charges under this Agreement and any other Note Documents executed in connection herewith, and any available exemptions, exceptions and exclusions.

          "Holder" means, with respect to any Note, the Person in whose name such Note is registered in the register maintained by the Issuer pursuant to
Section 2.02.
------------

          "Indebtedness" as applied to any Person, means: (a) all indebtedness for borrowed money; (b) all obligations evidenced by bonds, debentures, notes or similar instruments and all reimbursements or other obligations in respect of letters of credit, bankers acceptances, interest rate swaps (excluding any deemed principal amount thereof not required to be shown on such Person's balance sheet in accordance with GAAP), or other financial products, (c) that portion of obligations with respect to Capital Leases that is properly classified as a liability on a balance sheet in conformity with GAAP ("Capital Lease Obligations"); (d) any obligation under any lease (a "synthetic lease") treated as an operating lease under GAAP and as a loan or financing for United States income tax purposes or creditor's rights purposes; (e) notes payable and drafts accepted representing extensions of credit whether or not representing obligations for borrowed money; (f) any obligation owed for all or any part of the deferred purchase price of property or services if the purchase price is due more than six (6) months from the date the obligation is incurred or is evidenced by a note or similar written instrument (other than trade accounts payable arising in the ordinary course of business); and (g) all indebtedness secured by any Lien on any property or asset owned or held by that Person regardless of whether the indebtedness secured thereby shall have been assumed by that Person or is nonrecourse to the credit of that Person (measured at the fair market value of such property or asset); (h) any Guaranty Obligation of such Person with respect to liabilities of a type described in any of clauses
(a) through (g) hereof. Indebtedness of any Person shall include all obligations of such Person of the character described in clauses (a) through (h) to the extent such Person remains legally liable in respect thereof notwithstanding that any such obligation is deemed to be extinguished under GAAP.

          "Information Agent" means Libra Mezzanine Partners II-A, L.P., a Delaware limited partnership, in its capacity as the recipient of certain information as designated herein or its successor as designated by the Required Holders.

          "Insolvency Event" means any of the events described in paragraphs (i) and (k) of Section 8.01.
           ------------

          "Intercreditor Agent" means Libra Mezzanine Partners II-A, L.P., a Delaware limited partnership, in its capacity as agent under the Intercreditor Agreement.

          "Intercreditor Agreement" is defined in the Recitals to this Agreement.

          "Interest Expense" means with respect to any Person, as of the last day of any fiscal period under review, the sum of (i) all interest, fees, original issue discount, charges and related expenses paid or payable (without duplication but including capitalized interest) for that fiscal period by such Person to a lender in connection with borrowed money (including any obligations for fees, charges and related expenses payable to the issuer of any letter of credit) or the deferred purchase price of assets that are considered "interest expense" under GAAP, plus (ii) the portion of the up front costs and expenses for interest rate hedges (to the extent not included in (i)) fairly allocated to such interest rate hedges as expenses for such period, plus (iii) the portions of Capital Lease liabilities that should be treated as interest in accordance with GAAP.

          "Investment" means, with respect to any Person, (i) any purchase or other acquisition by that Person of securities, or of a beneficial interest in securities, issued by any Person (including the redemption, retirement or repurchase of securities of such Person), (ii) any purchase or other acquisition by that Person of all or substantially all of the assets of a business conducted by another Person, and (iii) any loan, advance (other than deposits with financial institutions available for withdrawal on demand, prepaid expenses, accounts receivable, advances to employees and similar items made or incurred in the ordinary course of business) or capital contribution by that Person to any other Person, including all Indebtedness to such Person arising from a sale of property by such Person, other than in the ordinary course of its business. The amount of any Investment shall be the determined in accordance with GAAP.

          "Issuer" is defined in the Preamble to this Agreement.

          "Key-Man Life Insurance Proceeds" means the proceeds of one or more life insurance policies with aggregate face amounts of $6,000,000 insuring the life of Steven S. Myers, which life insurance policies shall name the Information Agent as the sole beneficiary, on behalf of the Holders. The receipt of such proceeds by any Holder and the application of such proceeds to the payment of the Notes shall not be subject to the subordination provisions set forth in the Intercreditor Agreement.

          "Lien" means, with respect to any Person, any mortgage, lien, pledge, charge, security interest or other encumbrance, or any interest or title of any vendor, lessor, lender or other secured party to or of such Person under any conditional sale or other title retention agreement or Capital Lease, upon or with respect to any property or asset of such Person (including in the case of stock, any purchase option, call or similar right of a third party with respect to such stock, stockholder agreements, voting trust agreements and all similar arrangements).

          "Management Rights Agreement" means that certain Management Rights Agreement of even date herewith (as the same may be amended, supplemented or otherwise modified from time to time) between the Issuer and the Purchasers named therein, which grants to such Purchasers such information, access and consultation rights as are necessary to enable such Purchasers to qualify the purchase of the Securities as a Venture Capital Operating Company investment.

          "Material" means material in relation to the business, operations, financial condition, assets, properties, or prospects of the Issuer and its Subsidiaries taken as a whole, unless as otherwise specified.

          "Material Adverse Effect" means (a) a material adverse effect upon the business, operations, properties, assets or condition (financial or otherwise) of Issuer and its Subsidiaries, or (b) a material adverse effect upon any Obligor's ability to perform its obligations under any Note Document to which it is a party or upon any Holder's ability to enforce any Note Document or collect any of the Obligations. In determining whether any individual event would result in a Material Adverse Effect, notwithstanding that such event does not of itself have such effect, a Material Adverse Effect shall be deemed to have occurred if the cumulative effect of such event and all other then existing events would result in a Material Adverse Effect.

          "Maximum Senior Debt Amount" has the meaning set forth in the Intercreditor Agreement.

          "Multiemployer Plan" means any Plan that is a "multiemployer plan" (as such term is defined in section 4001(a)(3) of ERISA).

          "Myers' Employment Agreement" is defined in Section 4.02(j).
                                                      ---------------

          "Net Cash Proceeds" means:

                    (i) with respect to any Asset Sale the aggregate amount of cash consideration received by the Guarantor, Issuer or any of its Subsidiaries in connection with such Asset Sale (including insurance proceeds, awards of condemnation, and payments under notes or other debt securities received in connection with any Asset Sale less any reserves reasonably established pursuant to such Asset Sale for future liabilities related thereto) which Guarantor, Issuer, or any of its Subsidiaries does not reinvest, within ninety (90) days, in other productive fixed assets of a kind then used or usable in the Business of Issuer or Guarantor after deduction of all reasonable and customary fees, costs and expenses directly incurred by the Issuer or such Subsidiary in connection therewith (including taxes paid or payable and attributable to such sale, lease or transfer); and

                                                               Execution Version


                    (ii) with respect to the public or private issuance of equity or permitted debt, the aggregate amount of cash consideration received by the Guarantor, Issuer or any of its Subsidiaries in connection with such public or private issuance of equity or permitted debt after deduction of all reasonable and customary fees, taxes, costs and expenses directly incurred by the Issuer or such Subsidiary in connection therewith.

          "Net Income" means with respect to any Person for any fiscal period, the net income of such Person during such fiscal period determined in accordance with GAAP, consistently applied.

          "Note Documents" means, collectively, this Agreement, the Notes, the Controlling Shareholder Agreement, the Registration and Antidilution Rights Agreement, the Intercreditor Agreement, the Contribution Agreement, the Management Rights Agreement and all other documents, agreements, instruments, opinions and certificates now or hereafter delivered in connection herewith or therewith.

          "Notes" is defined in the recitals to this Agreement.

          "Obligations" means all present and future obligations and liabilities of any Obligor arising under or in connection with any Note Document, due or to become due to any Holder or any other Person entitled to indemnification pursuant to Section 10.13, or (to the extent permitted by the Note Documents)
            -------------
any of their respective successors, transferees or assigns, and shall include, without limitation, (i) unpaid principal and interest under the Notes (including interest accruing on or after the occurrence of an Insolvency Event, whether or not allowed as a claim in any proceeding relating to the Insolvency Event), (ii) fees, expenses and indemnification and expense reimbursement obligations arising under any of the Note Documents, and (iii) the obligations of the Guarantor arising under Article III of this Agreement.
              -----------

          "Obligor" means the Issuer or any Guarantor.

          "Officer's Certificate" means a certificate of a Senior Financial Officer or of any other officer of any Obligor whose responsibilities extend to the subject matter of such certificate.

          "PBGC" means the Pension Benefit Guaranty Corporation referred to and defined in ERISA or any successor thereto.

          "Permitted Liens" means (i) Liens for taxes, assessments or other governmental charges not yet due and payable; (ii) statutory Liens of landlords, carriers, warehousemen, mechanics, materialmen and other similar liens imposed by law, which are incurred in the ordinary course of business for sums not more than sixty (60) days delinquent or which are being diligently contested in good faith in a manner which stays enforcement of such Liens, provided that appropriate provisions shall have been established therefor in accordance with GAAP, if required; (iii) Liens (other than any Lien imposed by ERISA or any rule or regulation promulgated thereunder) incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social

                                                               Execution Version


security, or to secure the performance of tenders, statutory obligations, surety, stay, customs and appeal bonds, bids, government contracts, trade contracts, performance and return of money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money); (iv) deposits, in an aggregate amount not to exceed $50,000, made in the ordinary course of business to secure liability to insurance carriers; (v) Liens securing purchase money Indebtedness or Capital Lease Obligations (provided that: (a) the purchase
                                                 --------
of the asset subject to any such Lien is permitted under this Agreement; (b) the Indebtedness or other obligations secured by any such Lien is permitted under
Section 7.01; (c) any such Lien encumbers only the asset so purchased or leased;
------------
and (d) the Indebtedness or other obligation secured by such Lien is incurred within ninety (90) days after the purchase or lease of such asset); (vi) any attachment or judgment Lien not constituting a Default or an Event of Default under this Agreement or the Senior Debt Documents; (vii) easements, rights of way, restrictions, and other similar charges or encumbrances not interfering in any material respect with the ordinary conduct of the business of Issuer or any of its Subsidiaries; (viii) any interest or title of a lessor or sublessor under any lease permitted by this Agreement; (ix) Liens granted in connection with the Senior Debt Documents; and (x) Liens existing on the date hereof and renewals and extensions thereof, which Liens are set forth on Schedule 5.01(n).
                                                     ----------------

          "Permitted Refinancing" means any refinancing of the Senior Debt under the Mellon Loan Documents provided that (i) the financing documentation entered into by the Issuer in connection with such Permitted Refinancing constitutes Permitted Refinancing Senior Debt Documents; (ii) the amount of such refinancing does not exceed the Maximum Senior Debt Amount; (iii) the Permitted Refinancing Senior Debt Documents do not in any way prohibit the prepayments required in Sections 2.06 and 6.11 hereof; and (iv) the refinancing does not include any
-------------     ----
terms which are materially adverse to the Holders except as expressly permitted in the Intercreditor Agreement.

          "Permitted Refinancing Senior Debt Documents" means any financing documentation which replaces the Mellon Loan Documents and pursuant to which the Senior Debt under the Mellon Loan Documents are refinanced as permitted under the Intercreditor Agreement, as such financing documentation may be amended, supplemented or otherwise modified from time to time in compliance with this Agreement and the Intercreditor Agreement.

          "Person" means and includes natural persons, corporations, limited liability companies, limited partnerships, limited liability partnerships, general partnerships, joint stock companies, joint ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, and governments and agencies and political subdivisions thereof and their respective permitted successors and assigns (or in the case of a governmental person, the successor functional equivalent of such Person).

          "Plan" means an "employee benefit plan" (as defined in section 3(3) of ERISA) that is or, within the preceding five years, has been established or maintained, or to which contributions are or, within the preceding five years, have been made or required to be made, by any Obligor or any ERISA Affiliate or with respect to which any Obligor or any ERISA Affiliate may have any liability.

                                                               Execution Version


          "Preferred Stock" means any class of capital stock of a corporation that is preferred over any other class of capital stock of such corporation as to the payment of dividends or the payment of any amount upon liquidation or dissolution of such corporation.

          "Prepayment Date", "Prepayment Offer", "Prepayment Option", and "Prepayment Transaction" are each defined in Section 2.06.
                                             ------------

          "Projections" means Issuer's forecasted consolidated and consolidating: (a) balance sheets; (b) profit and loss statements; and (c) cash flow statements, all prepared on a consistent basis with Issuer's historical financial statements, together with appropriate supporting details and a statement of underlying assumptions.

          "Property" or "Properties" means, unless otherwise specifically limited, real or personal property of any kind, tangible or intangible, choate or inchoate.

          "Purchasers" means collectively, as of the Closing Date, each Person a signatory hereto as a Purchaser and, at any other given time, each Person which is a party hereto as a Purchaser, and any Person to which a Purchaser has assigned some or all of its rights to purchase the Notes and the Shares hereunder.

          "Registration and Antidilution Rights Agreement" means that certain Registration and Antidilution Rights Agreement of even date herewith (as the same may be amended, supplemented or otherwise modified from time to time) between the Issuer and the Purchasers.

          "Required Holders" means, at any time, the Holders of more than 50% percent in principal amount of the Notes at the time outstanding.

          "Requirement of Law" means (a) the Governing Documents of a Person,
(b) any law, treaty, rule, regulation, order or determination of an arbitrator, court or other Governmental Authority, or (c) any franchise, license, lease, permit, certificate, authorization, qualification, easement, right of way, right or approval binding on a Person or any of its property.

          "Responsible Officer" means any Senior Financial Officer or any other officer of any Obligor with responsibility for the administration of the relevant portion of this Agreement or any Note Document.

          "SEC Reports" is defined in Section 5.01(g).
                                      ---------------

          "Second Amended and Restated Credit and Security Agreement" means that certain Second Amended and Restated Credit and Security Agreement amending and restating in full the Existing Credit Agreement of even date herewith.

          "Securities" means the Notes and the Shares.

          "Securities Act" means the Securities Act of 1933, as amended.

                                                               Execution Version


          "Senior Debt" has the meaning set forth in the Intercreditor
Agreement.

          "Senior Debt Documents" means the Existing Loan Documents and, after the consummation of any Permitted Refinancing, the Permitted Refinancing Senior Debt Documents.

          "Senior Financial Officer" means, with respect to any Obligor, the chief financial officer, principal accounting officer, treasurer or comptroller of such Obligor.

          "Senior Lender" means the Existing Lenders and any other Person who nor or hereafter become parties as lenders to any of the Senior Debt Documents.

          "Series L Preferred Stock" means the Series L Preferred Stock of the Issuer, as set forth in the Issuer's amended articles of incorporation.

          "Shares" is defined in the Recitals to this Agreement.

          "Subsidiary" means, as to any Person, any corporation, association or other business entity in which such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries owns sufficient equity or voting interests to enable it or them (as a group) ordinarily, in the absence of contingencies, to control or elect a majority of the directors (or Persons performing similar functions) of such entity, and any partnership, trust, limited liability company or joint venture if more than a 50% interest in the profits or capital thereof is owned by such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries. Unless the context otherwise clearly requires, any reference to a "Subsidiary" is a reference to a Subsidiary of the Issuer.

          "Total Leverage Ratio" as of the end of any Fiscal Quarter means with reference to the Issuer and its Subsidiaries on a consolidated basis, the ratio of Indebtedness to EBITDA for the preceding four (4) Fiscal Quarters.

          "UCC" means the Uniform Commercial Code as in effect in the State of California on the date of execution of this Agreement.

          "Unpaid Principal Amount" means, as to the Notes in the aggregate, $25,000,000 less the aggregate amount of all payments of principal made by the Issuer on the Notes (excluding payments made as premium and payments made as interest). The Unpaid Principal Amount of each Note shall be similarly defined.

          SECTION 1.02  Computation of Time Periods.  In this Agreement, in the
                        ---------------------------
computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding". Periods of days referred to in this Agreement shall be counted in calendar days unless Business Days are expressly prescribed. Any period determined hereunder by reference to a month or months or year or years shall end on the day in the relevant calendar month in the relevant year, if applicable, immediately preceding the date numerically corresponding to the first day of such

                                                               Execution Version


period, provided, that if such period commences on the last day of a calendar
        --------
month (or on a day for which there is no numerically corresponding day in the calendar month during which such period is to end), such period shall, unless otherwise expressly required by the other provisions of this Agreement, end on the last day of the calendar month.

          SECTION 1.03  Accounting Terms. For purposes of this Agreement, all
                        ----------------
accounting terms not otherwise defined herein shall have the meanings assigned to them in conformity with GAAP.

          SECTION 1.04  References to this Agreement. The words "hereof",
                        ----------------------------
"herein", "hereunder" and similar terms when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and article, section, subsection, clause, schedule and exhibit references herein are references to articles, sections, subsections, clauses, schedules and exhibits to this Agreement unless otherwise specified.

          SECTION 1.05  Miscellaneous Terms. All terms defined in this Agreement
                        -------------------
in the singular shall have comparable meanings when used in the plural, and vice
                                                                            ----
versa, unless otherwise specified. The term "including" is by way of example and
-----
not limitation. A Default or an Event of Default shall "continue" or be "continuing" until such Default or Event of Default has been waived in accordance with Section 10.03 or has been cured, if permitted hereunder. A
                -------------
reference to a statute, ordinance, code or other Requirement of Law includes rules, regulations or guidance promulgated thereunder and consolidations, amendments, re-enactments or replacements of, or successors to, any of them. A reference to a Person includes a reference to the Person's executors, administrators, successors, substitutes and assigns.

                                  ARTICLE II

                                   THE NOTES

          SECTION 2.01  Sale and Purchase of Notes. Subject to the terms and
                        --------------------------
conditions of this Agreement, at the Closing provided for in Section 4.01, the
                                                             ------------
Issuer will issue and sell to the Purchasers and each Purchaser, severally and not jointly, agrees to purchase from the Issuer, the number of shares of Common Stock and the amount of Notes set forth opposite such Purchaser's name on
Schedule 1 hereto for the aggregate consideration set forth opposite such
----------
Purchaser's name on such schedule. The aggregate principal amount of such Notes will be $25,000,000 at an aggregate purchase price of $25,000,000. The Issuer shall pay to the Purchasers a fee (the "Closing Fee"), equal to Six Hundred And Twenty Five Thousand United States Dollars (U.S. $625,000), which Closing Fee shall be paid in full at the Closing, and shall be fully earned by Purchasers on the Closing Date.

          SECTION 2.02  Registration of Notes. The Issuer hereby acknowledges
                        ---------------------
and makes the Notes a registered obligation for United States withholding tax purposes. The Issuer shall be the registrar for the Notes (the "Registrar") with full power of substitution. In the event the Registrar becomes unable or unwilling to act as registrar under this Agreement, the Issuer shall reasonably designate a successor Registrar. Each Holder who is a foreign person, by its acceptance of its Note(s), hereby agrees to provide the Issuer with a completed Internal

                                                               Execution Version


Revenue Service Form W-8 (Certificate of Foreign Status) or a substantially similar form for such Holder, participants or other affiliates who are holders of beneficial interests in the Notes. Notwithstanding any contrary provision contained in this Agreement or any of the other Note Documents, neither the Notes nor any interests therein may be sold, transferred, hypothecated, participated or assigned to any Person except upon satisfaction of the conditions specified in this Section 2.02. Each Holder, by its acceptance of its
                             ------------
Note(s), agrees to be bound by the provisions of this Section 2.02 and to
                                                      ------------
indemnify and hold harmless the Registrar against any and all loss or liability arising from the disposition by such Holder of the Notes or any interest therein in violation of this Section 2.02. The Registrar shall keep at its principal
                     ------------
executive office (or an office or agency designated by it by notice to the last registered Holder) a ledger, in which, subject to such reasonable regulations as it may prescribe, but at its expense (except as specified below), it shall provide for the registration and transfer of the Notes. No sale, transfer, hypothecation, participation or assignment of any Note or any interest therein shall be effective for any purpose until it shall be registered on the books of the Registrar to be maintained for such purpose. The Registrar shall record the transfer of the Notes on the books maintained for this purpose upon receipt by the Registrar at the office or agency designated by the Registrar of (a) a written assignment of the Note(s) being assigned (or the applicable interest therein), (b) funds sufficient to pay any transfer taxes payable upon the making of such transfer, and (c) such evidence of due execution as the Registrar shall reasonably require. The Registrar shall record the transfer of the Notes on the books maintained for such purpose and shall be responsible for the costs and expenses related thereto.

          SECTION 2.03  Transfer and Exchange of Notes.
                        ------------------------------

               (a) The Holders understand and agree that the Notes have not been registered under the Securities Act or the securities laws of any state, and that they may be sold or otherwise disposed of only in one or more transactions registered under the Securities Act or, where applicable, 6pursuant to an exemption from the registration requirements of the Securities Act and, where applicable, the securities laws of any state. The Holders understand and agree that each Note or certificate representing the Notes shall bear the following legends:

          THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR AN APPLICABLE EXEMPTION TO THE REGISTRATION REQUIREMENTS OF SUCH ACT OR SUCH LAWS. THIS INSTRUMENT AND THE RIGHTS AND OBLIGATIONS EVIDENCED HEREBY ARE SUBORDINATE IN THE MANNER AND TO THE EXTENT SET FORTH IN THAT CERTAIN SUBORDINATION AND INTERCREDITOR AGREEMENT (THE "SUBORDINATION AGREEMENT") DATED AS OF DECEMBER 29, 2000 AMONG LIBRA MEZZANINE PARTNERS II-A, L.P.

                                                               Execution Version

          (THE "SUBORDINATED AGENT"), THE OTHER SUBORDINATED CREDITORS NAMED THEREIN, EMERGENT INFORMATION TECHNOLOGIES, INC. (THE "BORROWER"), AND MELLON BANK, N.A. ("AGENT"), TO THE INDEBTEDNESS (INCLUDING INTEREST) OWED BY THE BORROWER PURSUANT TO THAT CERTAIN SECOND AMENDED AND RESTATED CREDIT AND SECURITY AGREEMENT DATED AS OF DECEMBER 29, 2000 AMONG THE BORROWER, AGENT AND THE LENDERS FROM TIME TO TIME PARTY THERETO, AS SUCH AMENDED AND RESTATED CREDIT AND SECURITY AGREEMENT HAS BEEN AND HEREAFTER MAY BE AMENDED, SUPPLEMENTED OR OTHERWISE MODIFIED FROM TIME TO TIME AND TO INDEBTEDNESS REFINANCING THE INDEBTEDNESS UNDER THAT AGREEMENT AS CONTEMPLATED BY THE SUBORDINATION AGREEMENT; AND EACH HOLDER OF THIS INSTRUMENT, BY ITS ACCEPTANCE HEREOF, IRREVOCABLY AGREES TO BE BOUND BY THE PROVISIONS OF THIS SUBORDINATION AGREEMENT.

               (b) Subject to the requirements of clause (a) above, upon surrender of any Note at the principal executive office of the Issuer for registration of transfer or exchange (and in the case of a surrender for registration of transfer, duly endorsed or accompanied by (i) a written instrument of transfer reasonably acceptable to the Issuer, duly executed by the registered Holder of such Note or its attorney duly authorized in writing and accompanied by the address for notices of each transferee of such Note or part thereof, the Issuer shall execute and deliver, at the Issuer's expense (except as provided below), one or more new Notes (as requested by the Holder thereof) in exchange therefor, in an aggregate principal amount equal to the unpaid principal amount of the surrendered Note. Each such new Note shall be payable to such Person as such Holder may request and shall be substantially in the form of Exhibit A. Each such new Note shall be dated and bear interest from the date to
---------
which interest shall have been paid on the surrendered Note or dated the date of the surrendered Note if no interest shall have been paid thereon. The Issuer may require payment of a sum sufficient to cover any stamp tax or governmental charge imposed in respect of any such transfer of Notes. Notes shall not be transferred in denominations of less than $100,000, provided that if necessary
                                                    --------
to enable the registration of transfer by a Holder of its entire holding of Notes, one Note may be in a denomination of less than $100,000. Any transferee, by its acceptance of a Note registered in its name (or the name of its nominee), shall be deemed to have made the representations set forth in Section 5.02.
                                                              ------------

          SECTION 2.04 Replacement of Notes. Upon receipt by the Issuer of notice from any Holder of the ownership of and the loss, theft, destruction or mutilation of any Note held by such Holder, and

               (a) in the case of loss, theft or destruction, a lost note indemnity agreement reasonably satisfactory to the Issuer and the Holder, or

                                                               Execution Version


               (b) in the case of mutilation, upon surrender and cancellation thereof and, to the extent reasonably necessary, a lost note indemnity agreement reasonably satisfactory to the Issuer and the Holder, the Issuer at its own expense shall execute and deliver, in lieu thereof, a new Note, dated and bearing interest from the date to which interest shall have been paid on such lost, stolen, destroyed or mutilated Note or dated the date of such lost, stolen, destroyed or mutilated Note if no interest shall have been paid thereon.

          SECTION 2.05  Payments on Notes.
                        -----------------

               (a)  Place of Payment; Surrender. Payments of principal, interest
                    ---------------------------
and other amounts becoming due and payable on the Notes or under the Note Documents shall be made by the method and to the address or account specified with respect to any Holder by such method and at such address or account as such Holder shall have from time to time specified to each Obligor in writing for such purpose, without the presentation or surrender of such Note or the making of any notation thereon, except that upon written request of any Obligor made concurrently with or promptly after payment or prepayment in full of any Note, the Holder of such Note shall surrender it for cancellation, reasonably promptly after any such request, to the Obligor at the Issuer's principal executive office. Prior to any sale or other disposition of any Note by any Holder or its nominee, such Holder will, at its election, either endorse thereon the amount of principal paid thereon and the last date to which interest has been paid thereon or surrender such Note to the Issuer in exchange for a new Note or Notes pursuant to Section 2.03.
            ------------

               (b)  Payments Due on Non-Business Days. Anything in this
                    ---------------------------------
Agreement or the Notes to the contrary notwithstanding, any payment of principal of or interest on any Note that is due on a date other than a Business Day shall be made on the next succeeding Business Day without including the additional days elapsed in the computation of the interest payable on such next succeeding Business Day.

          SECTION 2.06  Mandatory Offers to Repurchase the Notes; Mandatory
                        ---------------------------------------------------
Prepayments.
-----------

               (a) Within five Business Days after the occurrence of: (a) a Change of Control or (b) the Issuer's receipt of Extraordinary Proceeds but excluding, in any event, proceeds from the sale of the Discontinued Operations ((a) and (b) being hereafter collectively referred to as a "Prepayment Transaction"), the Issuer shall give written notice of such Prepayment Transaction to each Holder, which notice shall state the date of such Prepayment Transaction and shall describe such Prepayment Transaction in reasonable detail. The notice shall include an offer to prepay: (i) in the event of a Change of Control, all of the Notes, or (ii) in the event of the receipt of any Extraordinary Proceeds, such of the Notes as may be purchased with 100% of such Extraordinary Proceeds (in either such case, a "Prepayment Offer"). The date specified for such purchase (the "Prepayment Date") shall be (i) if the prepayment is triggered by a Change of Control or if all Senior Debt is or has been paid in full and all commitments to lend under the Senior Debt Documents are terminated, then no sooner than 30 nor later than 45 days after the Prepayment Transaction, or (ii) if Senior Debt and commitments

                                                               Execution Version


to lend under the Senior Debt Documents are outstanding, promptly at such time that the Senior Lender permits the prepayment or at such time as the Senior Debt is or has been paid in full and all commitments to lend under the Senior Debt Documents are terminated, the date of which the Issuer promptly shall notify the Holders. Each Holder shall have the option to sell to the Issuer, and the Issuer hereby agrees to repurchase as provided herein, such of the Notes then owned by such Holder as may be purchased on the terms described herein (the "Prepayment Option").

          The Prepayment Option may be exercised by each Holder by written notice to the Issuer given not later than 10 days prior to the Prepayment Date, specifying the aggregate principal amount of Notes which such Holder intends to sell to the Issuer. On or before the Prepayment Date, each Holder which has accepted the Issuer's offer to repurchase the Notes shall deliver to the Issuer the Notes to be repurchased hereunder on such date against payment by the Issuer in full in immediately available funds of the purchase price therefor specified herein; provided that, notwithstanding its exercise of the Prepayment Option,
        --------
any such Holder may at any time prior to the Prepayment Date waive in whole or in part, by written notice to the Issuer, its right to sell to the Issuer the Notes to be repurchased. In the event of the Issuer's receipt of Extraordinary Proceeds, promptly following the Prepayment Date, the Issuer shall deliver to each Holder electing to accept the Prepayment Offer a new Note equal in principal amount to any unpurchased portion of the Note surrendered by such Holder. To the extent the Prepayment Offer is not fully subscribed to by the Holders of the Notes, first such tendered Notes shall be paid for in full to the extent possible with the available Extraordinary Proceeds and then any remaining Extraordinary Proceeds may be retained by the Guarantor or Issuer.

               (b) In the event the Issuer receives any Key-Man Life Insurance Proceeds, promptly upon such receipt the Issuer shall deliver such proceeds to the Information Agent to be used to prepay the Notes in an amount equal to such Key-Man Life Insurance Proceeds; provided, however, that the Information Agent
                                 --------  -------
shall return to the Issuer any such Key-Man Life Insurance Proceeds that is not applied to the payment of the Notes or to the payment of fees or expenses owed to the Holders by the Issuer under any Note Document.

          SECTION 2.07  Optional Prepayments of the Notes.
                        ---------------------------------

               (a)  Notice of Prepayment; Prepayment Amount. The Issuer may, at
                    ---------------------------------------
its option, upon notice provided below, prepay at any time all, or from time to time any part of, the Notes, at a price determined in accordance with Section
                                                                      -------
2.07(c). The Issuer will give each Holder of Notes written notice of each
-------
optional prepayment under this Section 2.07 not less than 10 days and not more
                               ------------
than 60 days prior to the date fixed for such prepayment. Each such notice shall specify such date, the aggregate principal amount of the Notes to be prepaid on such date, the principal amount of each Note held by such Holder to be prepaid (determined in accordance with Section 2.09), the aggregate premium on the Notes
                               ------------
to be prepaid on such date, the premium of each Note held by such Holder to be prepaid (determined in accordance with Section 2.09) and the interest to be paid
                                       ------------
on the prepayment date with respect to such principal amount being prepaid.

               (b)  Maturity; Surrender, etc. In the case of each prepayment of
                    ------------------------
Notes pursuant to this Section 2.07, the principal amount of each Note to be
                       ------------
prepaid shall mature and

                                                               Execution Version

become due and payable on the date fixed for such prepayment, together with interest on such principal amount accrued to such date. From and after such date, unless the Issuer shall fail to pay such principal amount when so due and payable, together with the interest thereon as aforesaid, interest on such principal amount shall cease to accrue. Any Note paid or prepaid in full shall be surrendered to the Issuer, for the benefit of the Issuer, and canceled and shall not be reissued, and no Note shall be issued in lieu of any prepaid principal amount of any Note.


               (c)  Optional Prepayment Purchase Price. If any optional
                    ----------------------------------
prepayment under this Section 2.07 occurs:
                      ------------

                    (i) on or before the first anniversary of the Closing Date, then the purchase price shall be 109% of the Unpaid Principal Amount;

                    (ii) after the first anniversary of the Closing Date and on or before the second anniversary of the Closing date, then the purchase price shall be 107% of the Unpaid Principal Amount;

                    (iii) after the second anniversary of the Closing Date and on or before the third anniversary of the Closing Date, then the purchase price shall be 105% of the Unpaid Principal Amount;

                    (iv) after the third anniversary of the Closing Date, then the purchase price shall be 100% of the Unpaid Principal Amount;

plus any unpaid and accrued interest thereon; provided, however, that (x) if the optional prepayment occurs in connection with a Change of Control or if the optional prepayment with Extraordinary Proceeds results in the satisfaction of all of the Obligations hereunder, the percentages indicated above in clauses (i)
- (iii) of this Section 2.07(c) shall be reduced by 2%, or (y) if, in connection
                ---------------
a Change of Control before the third anniversary of the Closing Date, the holders of all of the shares of Common Stock of Issuer (other than dissenting shares) receive either cash of more than $8.00 per share or $8.00 per share in value of freely-tradable common stock of a domestic corporation traded on the New York, American or Nasdaq/NMS stock markets with a minimum average closing trading price of $5.00 per share, on the trading days that are between five (5) and ten (10) trading days prior to the closing date of such Change of Control transaction, then the percentages indicated above in clauses (i)-(iii) of this
Section 2.07(c) shall be reduced by 5% rather than the 2% of clause (x) above
---------------
(such $8.00 per share amount to be equitably adjusted for stock splits, dividends or reverse stock splits).

          SECTION 2.08  Purchases of Notes. The Obligors will not and will not
                        ------------------
permit any Affiliate to purchase, redeem, prepay or otherwise acquire, directly or indirectly, any of the outstanding Notes except upon the payment or prepayment of the Notes in accordance with the terms of this Agreement and the Notes (including any offer or right to purchase the Notes pursuant to Sections
                                                                      --------
2.06 or 2.07). Each Obligor will promptly cancel all Notes acquired by it or any
------------
Affiliate pursuant to any payment, prepayment or purchase of Notes pursuant to any provision of this Agreement or otherwise and no Notes may be issued in substitution or exchange for any such Notes (except to the limited extent set forth in Section 2.06).
         ------------

                                                               EXECUTION VERSION

          SECTION 2.09   Allocation of Partial Prepayments. In the case of each
                         ---------------------------------
partial prepayment of the Notes under Sections 2.06 or 2.07, the principal
                                      -------------    ----
amount of the Notes to be prepaid shall be allocated among all of the Notes at the time outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof not theretofore called for prepayment, with adjustments, to the extent practicable, to compensate for any prior payments not made exactly in such proportion, but so that Notes remaining outstanding after the prepayment are in the authorized denominations specified in this Agreement.

                                  ARTICLE III

                              GUARANTEE OF NOTES

          SECTION 3.01   Agreement of Guaranty. In order to induce the Purchaser
                         ---------------------
to purchase the Notes, the Guarantors hereby jointly and severally irrevocably and unconditionally guarantee as primary obligors and not merely as sureties, the due and punctual payment in full of all Obligations when the same shall become due, whether at stated maturity, by acceleration, demand or otherwise (including amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code or a stay granted under Section 105 of the Bankruptcy Code, and including interest accruing on and after the filing of any petition in bankruptcy or of reorganization of the obligor whether or not post filing interest is allowed in such proceeding). The term "Obligations" is used herein in its most comprehensive sense and includes any and all obligations of Issuer now or hereafter made, incurred or created under or in connection with the Note Documents, whether absolute or contingent, liquidated or unliquidated, whether due or not due, and however arising.

          SECTION 3.02   Guaranty Irrevocable. Each Guarantor agrees that its
                         --------------------
obligations hereunder are irrevocable, absolute, independent and unconditional and to the maximum extent permitted by Governing Law, shall not be affected by any circumstance which constitutes a legal or equitable discharge of a guarantor or surety other than payment in full of the Obligations. In furtherance of the foregoing and without limiting the generality thereof, each Guarantor agrees to the maximum extent permitted by Governing Law, as follows: (a) this Guaranty is a guaranty of payment when due and not of collectibility; (b) the Holders of Notes may from time to time, without notice or demand and without affecting the validity or enforceability of this Guaranty or giving rise to any limitation, impairment or discharge of any Guarantor's liability hereunder, (i) renew, extend, accelerate or otherwise change the time, place, manner or terms of payment of the Obligations, (ii) settle, compromise, release or discharge, or accept or refuse any offer of performance with respect to, or substitutions for, the Obligations or any agreement relating thereto and/or subordinate the payment of the same to the payment of any other obligations, (iii) request and accept other guaranties of the Obligations and take and hold security for the payment of this Guaranty or the Obligations, (iv) release, exchange, compromise, subordinate or modify, with or without consideration, any security for payment of the Obligations, any other guaranties of the Obligations, or any other obligation of any Person (including any other Guarantor) with respect to the Obligations, (v) enforce and apply any security now or hereafter held by or for the benefit of the Holders of Notes in respect of this Guaranty or the Obligations and direct the order or manner of sale thereof, or exercise any other right or remedy that the Holders of the Notes may have against any such security, as the Holders

                                                               EXECUTION VERSION

of the Notes in their discretion may determine consistent with any applicable security agreement, including foreclosure on any such security pursuant to one or more judicial or nonjudicial sales, whether or not every aspect of any such sale is commercially reasonable, and (vi) exercise any other rights available to any of them under any of the Note Documents, at law or in equity; and (c) this Guaranty and the obligations of Guarantors hereunder shall be valid and enforceable and shall not be subject to any limitation, impairment or discharge for any reason (other than payment in full of the Obligations), including without limitation the occurrence of any of the following, whether or not any Guarantor shall have had notice or knowledge of any of them: (i) any failure to assert or enforce or agreement not to assert or enforce, or the stay or enjoining, by order of court, by operation of law or otherwise, of the exercise or enforcement of, any claim or demand or any right, power or remedy with respect to the Obligations or any agreement relating thereto, or with respect to any other guaranty of or security for the payment of the Obligations, (ii) any waiver, amendment or modification of, or any consent to departure from, any of the terms or provisions (including without limitation provisions relating to events of default) of any of the Note Documents or any agreement or instrument executed pursuant thereto, or of any other guaranty or security for the Obligations, (iii) the Obligations, or any agreement relating thereto, at any time being found to be illegal, invalid or unenforceable in any respect, (iv) the application of payments received from any source to the payment of indebtedness other than the Obligations, even though the Holders of the Notes might have elected to apply such payment to any part or all of the Obligations,
(v) any failure to perfect or continue perfection of a security interest in any collateral which secures any of the Obligations, (vi) any defenses, set-offs or counterclaims which any Obligor may allege or assert against any Holder of Notes in respect of the Obligations, including but not limited to failure of consideration, breach of warranty, payment, statute of frauds, statute of limitations, accord and satisfaction and usury, and (vii) any other act or thing or omission, or delay to do any other act or thing, which may or might in any manner or to any extent vary the risk of any Guarantor as an obligor in respect of the Obligations. Notwithstanding the foregoing, the Guaranty herein is also subject to the terms of the Intercreditor Agreement.

          SECTION 3.03   Certain Waivers. Each Guarantor hereby waives to the
                         ---------------
maximum extent permitted by Governing Law, for the benefit of the Holders: (a) any right to require the Holders, as a condition of payment or performance by such Guarantor, to (i) proceed against the Issuer, any other guarantor (including any other Guarantor) of the Obligations or any other Person, (ii) proceed against or exhaust any security held from the Issuer, any other guarantor (including any other Guarantor) of the Obligations or any other Person, (iii) proceed against or have resort to any balance of any deposit account or credit on the books of any of the Holders in favor of the Issuer or any other Person, or (iv) pursue any other remedy in the power of the Holders whatsoever; (b) any defense arising by reason of the incapacity, lack of authority or any disability or other defense of the Issuer including, without limitation, any defense based on or arising out of the lack of validity or the unenforceability of the Obligations or any agreement or instrument relating thereto or by reason of the cessation of the liability of the Issuer from any cause other than payment in full of the Obligations; (c) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal; (d) any defense based upon the Holders' errors or omissions in the administration of the Obligations, except behavior

                                                               EXECUTION VERSION

which amounts to bad faith; (e) (i) any principles or provisions of law, statutory or otherwise, which are or might be in conflict with the terms of this Guaranty and any legal or equitable discharge of such Guarantor's obligations hereunder, (ii) the benefit of any statute of limitations affecting such Guarantor's liability hereunder or the enforcement hereof, (iii) any rights to set-offs, recoupments and counterclaims, and (iv) promptness, diligence and any requirement that the Holders protect, secure, perfect or insure any security interest or lien or any property subject thereto; (f) notices, demands, presentments, protests, notices of protest, notices of dishonor and notices of any action or inaction, including acceptance of this Guaranty, notices of default under this Agreement or the Note or any agreement or instrument related thereto, notices of any renewal, extension or modification of the Obligations or any agreement related thereto, notices of any extension of credit to the Issuer and notices of any of the matters referred to in the preceding paragraph and any right to consent to any thereof; and (g) any defenses or benefits that may be derived from or afforded by law which limit the liability of or exonerate guarantors or sureties, or which may conflict with the terms of this Guaranty.

          SECTION 3.04   Certain California Law Waivers. As used in this Section
                         ------------------------------                  -------
3.04, any reference to "the principal" includes the Issuer, and any reference to
----
"the creditor" includes the Holders of Notes. In accordance with Section 2856 of the California Civil Code: (i) each Guarantor waives any and all rights and defenses available to such Guarantor by reason of Sections 2787 to 2855, inclusive, 2899 and 3433 of the California Civil Code, including without limitation any and all rights or defenses such Guarantor may have by reason of protection afforded to the principal with respect to any of the Obligations, or to any other guarantor (including any other Guarantor) of any of the Obligations with respect to any of such guarantor's obligations under its guaranty, in either case pursuant to the antideficiency or other laws of the State of California limiting or discharging the principal's indebtedness or such guarantor's obligations, including without limitation Section 580a, 580b, 580d, or 726 of the California Code of Civil Procedure; and (ii) each Guarantor waives all rights and defenses arising out of an election of remedies by the creditor, even though that election of remedies, such as a nonjudicial foreclosure with respect to security for any Obligation, has destroyed such Guarantor's rights of subrogation and reimbursement against the principal by the operation of Section 580d of the California Code of Civil Procedure or otherwise; and even though that election of remedies by the creditor, such as nonjudicial foreclosure with respect to security for an obligation of any other guarantor of any of the Obligations, has destroyed such Guarantor's rights of contribution against such other guarantor. No other provision of this Guaranty shall be construed as limiting the generality of any of the covenants and waivers set forth in this paragraph.

          SECTION 3.05   Limitations on Subrogation. Until the Obligations shall
                         --------------------------
have been paid in full, each Guarantor shall withhold exercise of (a) any claim, right or remedy, direct or indirect, that such Guarantor now has or may hereafter have against the Issuer or any of its assets in connection with this Guaranty or the performance by such Guarantor of its obligations hereunder, in each case whether such claim, right or remedy arises in equity, under contract, by statute (including without limitation under California Civil Code Section 2847, 2848 or 2849 or similar statutes of other states), under common law or otherwise and including without limitation (i) any right of subrogation, reimbursement or indemnification that such

                                                               EXECUTION VERSION

Guarantor now has or may hereafter have against the Issuer, (ii) any right to enforce, or to participate in, any claim, right or remedy that any Holder of Notes now has or may hereafter have against the Issuer, and (iii) any benefit of, and any right to participate in, any collateral or security now or hereafter held by or for the benefit of the Holders of Notes, and (b) any right of contribution such Guarantor may have against any other guarantor (including any other Guarantor) of any of the Obligations. Each Guarantor further agrees that, to the extent the agreement to withhold the exercise of its rights of subrogation, reimbursement, indemnification and contribution as set forth herein is found by a court of competent jurisdiction to be void or voidable for any reason, any rights of subrogation, reimbursement or indemnification such Guarantor may have against the Issuer or against any collateral or security, and any rights of contribution such Guarantor may have against any such other guarantor, shall be junior and subordinate to any rights the Holders of Notes may have against the Issuer, to all right, title and interest the Holders of Notes may have in any such collateral or security, and to any right the Holders of Notes may have against such other guarantor.

          SECTION 3.06   Limit on Amount of Guaranty. Each Guarantor confirms
                         ---------------------------
that it is the intention of all such parties that the guarantee by such Guarantor pursuant to this Guaranty does not constitute a fraudulent transfer or conveyance for purposes of the Bankruptcy Code, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law. To effectuate the foregoing intention, each Guarantor hereby irrevocably agrees that the obligations of such Guarantor under this Guaranty shall be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Guarantor on the date of determination and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Guaranty, result in the obligations of such Guarantor under this Guaranty not constituting such fraudulent transfer or conveyance.

          SECTION 3.07  Certain Mergers and Consolidations.
                        ----------------------------------

               (a) Nothing contained in this Agreement or in any Note shall prevent any consolidation or merger of a Guarantor with or into the Issuer or another Guarantor or shall prevent any sale or conveyance of the property of a Guarantor as an entirety or substantially as an entirety, to the Issuer or another Guarantor. Upon any such consolidation, merger, sale or conveyance, the Guaranty given by such Guarantor shall no longer have any force or effect.

               (b) No Guarantor may merge or consolidate with or into a corporation or corporations other than the Issuer or another Guarantor or sell or convey its property as an entirety or substantially as an entirety to a corporation other than the Issuer or another Guarantor, except that any Guarantor may engage in any such merger, consolidation or disposition if such merger, consolidation or disposition is permitted by Sections 7.06 and 7.07 and
                                                     -------------     ----
any Extraordinary Proceeds thereof are applied as provided in Section 2.06. In
                                                              ------------
the case of any such consolidation, merger, sale or conveyance and upon the assumption by the successor corporation, by supplemental agreement, executed and delivered to the Holders and satisfactory in form to the Holders of a majority in principal amount of the Notes then outstanding, of the due and punctual performance of all of the covenants and conditions of this Agreement to be performed by such

                                                               EXECUTION VERSION

Guarantor, such successor corporation shall succeed to and be substituted for such Guarantor with the same effect as if it had been named herein as a Guarantor.

          SECTION 3.08   Subordination of Certain Indebtedness. Any Indebtedness
                         -------------------------------------
of the Issuer now or hereafter held by any Guarantor is hereby subordinated in right of payment to the Obligations, and any such indebtedness of the Issuer to such Guarantor collected or received by such Guarantor after an Event of Default has occurred and is continuing shall be held in trust for the Holders of the Notes and shall forthwith be paid over to the Holders of the Notes to be credited and applied against the Obligations.

          SECTION 3.09   Guarantors' Indemnity. The Guarantors jointly and
                         ---------------------
severally agree to pay, or cause to be paid, on demand, and to save the Holders of Notes harmless against liability for, any and all costs and expenses (including fees and disbursements of counsel and allocated costs of internal counsel) incurred or expended by the Holders of Notes in connection with the enforcement of or preservation of any rights under this Article III.
                                                        -----------

          SECTION 3.10   No Duty of Inquiry. It is not necessary for the Holders
                         ------------------
of Notes to inquire into the capacity or powers of any Guarantor or the Issuer or the officers, directors or any agents acting or purporting to act on behalf of any of them.

          SECTION 3.11   No Duty to Provide Data to Guarantors. The Holders of
                         -------------------------------------
Notes shall have no obligation to disclose or discuss with any Guarantor its assessment, or any Guarantor's assessment, of the financial condition of the Issuer. Each Guarantor has adequate means to obtain information from the Issuer on a continuing basis concerning the financial condition of the Issuer and its ability to perform its obligations under this Agreement, the Notes and the other Note Documents, and each Guarantor assumes the responsibility for being and keeping informed of the financial condition of the Issuer and of all circumstances bearing upon the risk of nonpayment of the Obligations. Each Guarantor hereby waives and relinquishes any duty on the part of the Holders of Notes to disclose any matter, fact or thing relating to the business, operations or conditions of the Issuer now known or hereafter known by the Holders of Notes.

          SECTION 3.12   Rights Cumulative. The rights, powers and remedies
                         -----------------
given to the Holders of Notes by this Article III are cumulative and shall be in addition to and independent of all rights, powers and remedies given to the Holders of Notes by virtue of any statute or rule of law or in this Agreement, any Note or any of the other Note Documents between any Guarantor and the Holders of Notes or between the Issuer and the Holders of Notes. Any forbearance or failure to exercise, and any delay by the Holders of Notes in exercising, any right, power or remedy hereunder shall not impair any such right, power or remedy or be construed to be a waiver thereof, nor shall it preclude the further exercise of any such right, power or remedy.

          SECTION 3.13   Certain Waivers Regarding Interest Accruals. Each
                         -------------------------------------------
Guarantor acknowledges and agrees that any interest on any portion of the Obligations which accrues after the commencement of any proceeding, voluntary or involuntary, involving the bankruptcy, insolvency, receivership, reorganization, liquidation or arrangement of the Issuer

                                                               EXECUTION VERSION

(or, if interest on any portion of the Obligations ceases to accrue by operation of law by reason of the commencement of said proceeding, such interest as would have accrued on such portion of the Obligations if said proceeding had not been commenced) shall be included in the Obligations because it is the intention of Guarantors and the Holders of Notes that the Obligations which are guarantied by Guarantors pursuant to this Agreement should be determined without regard to any rule of law or order which may relieve the Issuer of any portion of such Obligations.

          SECTION 3.14   Continuation of Guaranty. In the event that all or any
                         ------------------------
portion of the Obligations are paid by the Issuer, the obligations of the Guarantors hereunder shall continue and remain in full force and effect or be reinstated, as the case may be, in the event that all or any part of such payment(s) are rescinded or recovered directly or indirectly from the Holders of Notes as a preference, fraudulent transfer or otherwise, and any such payments which are so rescinded or recovered shall constitute Obligations for all purposes under this Article III.
                    -----------

          SECTION 3.15   Continuing Guaranty. This Guaranty set forth in this
                         -------------------
Article III is a continuing guaranty and shall be binding upon each Guarantor
-----------
and, except as expressly provided herein, its respective successors and assigns, and each Guarantor hereby irrevocably waives any right (including without limitation any such right arising under California Civil Code Section 2815 and under any similar statutes of other states) to revoke the Guaranty contained in this Article III as to future transactions giving rise to any Obligations. The
     -----------
Guaranty contained in this Article III shall inure to the benefit of the Holders
                           -----------
of Notes and their respective successors and assigns. The Guaranty shall terminate when all of the Obligations have been indefeasibly paid in full.

                                  ARTICLE IV

                                    CLOSING

          SECTION 4.01   Closing of Purchase and Sale of Notes and Shares. The
                         ------------------------------------------------
sale and purchase of the Notes and Shares to be purchased by the Purchasers shall occur on or before December 29, 2000, at such place and time as the Issuer and the Purchasers may mutually agree (the consummation of such sale and purchase being referred to herein as the "Closing" and the date on which the Closing occurs being referred to herein as the "Closing Date").

               (a)  Notes. At the Closing the Issuer will deliver to each
                    -----
Purchaser the Notes in the form of a single Note the amount of Notes set forth opposite such Purchaser's name on Schedule 1 hereto (or such greater number of
                                  ----------
Notes in denominations of at least $100,000 as the Purchasers may request) dated the date of the Closing and registered in each Purchaser's name (or in the name of such Purchaser's nominee), against delivery by such Purchaser to the Issuer the amount of consideration set forth opposite such Purchaser's name on such schedule by wire transfer of immediately available funds to an account or accounts specified by the Issuer in a written notice to the Purchasers. If at the Closing the Issuer shall fail to tender such Notes to the Purchasers as provided above in this Section 4.01, or any of the other conditions specified in
                       ------------
Section 4.02 shall not have been fulfilled to the Purchasers' satisfaction, the
------------
Purchasers shall, at

                                                               EXECUTION VERSION

their election, be relieved of all further obligations under this Agreement, without thereby waiving any rights the Purchasers may have by reason of such failure or such nonfulfillment.

               (b)  Shares. In connection with the Purchaser's commitment to
                    ------
purchase the Notes, as described in Section 4.01(a), Issuer shall issue to each
                                    ---------------
Purchaser the number of Shares set forth opposite such Purchaser's name on
Schedule 1 hereto for the consideration set forth opposite such Purchaser's name
----------
on such schedule. The Shares shall be issued subject to the legends in the Registration and Antidilution Rights Agreement, and in accordance with the terms therein. The Shares shall be valued in accordance with GAAP as Purchasers and the Issuer shall reasonably agree, taking into account to the extent permitted by GAAP liquidity and marketability restrictions on the sale thereof by the Holders and the provisions of Section 14 of the Registration and Antidilution Rights Agreement.

               (c)  Closing Fee. Issuer shall deliver to the Purchasers the
                    -----------
Closing Fee by wire transfer of immediately available funds to the accounts specified by the Purchasers in a written notice to the Issuer. The Closing Fee shall be fully earned by the Purchasers on the Closing Date.

          SECTION 4.02   Additional Conditions to Closing. The Purchasers'
                         --------------------------------
obligation to purchase and pay for the Notes to be sold to it at the Closing is subject to the fulfillment to the Purchasers' satisfaction, prior to or at the Closing, of the following conditions:

               (a)  Delivery of Note Documents. The Purchasers shall have
                    --------------------------
received on or before the Closing Date all of the following, each duly executed and acknowledged where appropriate and in form and substance satisfactory to the
Purchasers:

                    (i) this Agreement, together with all Schedules hereto which shall be true, complete and correct as of the Closing Date, and the Notes;

                    (ii) the Shares issued to the Purchasers, the original share certificate for the Series L Preferred Stock, the Registration and Antidilution Rights Agreement, the Controlling Shareholder Agreement and the Management Rights Agreement;

                    (iii) a flow of funds memorandum, including a "Statement of Sources and Uses of the Proceeds of the Notes";

                    (iv) The Second Amended and Restated Credit and Security Agreement;

                    (v) evidence of receipt of any and all required consents to the Note Documents and the transactions contemplated thereby;

                    (vi) such consents, if any, as are necessary from debt, equity, option or warrant holders of the Issuer, such that neither the issuance of the Notes nor the Shares will trigger any antidilution or preemptive rights or is otherwise prohibited by such instruments;

                    (vii)  the Intercreditor Agreement; and

                                                               EXECUTION VERSION

                    (viii) the Contribution Agreement.

               (b)  Delivery of Corporate Documents. On or before the Closing
                    -------------------------------
Date, the Purchasers shall have received:

                    (i) an Officer's Certificate of each Obligor, dated the Closing Date, certifying that the conditions specified in 4.02 (e), (f) and (j)
                                                          ---------------------
have been fulfilled; and

                    (ii) a certificate of the Secretary or Assistant Secretary of each Obligor certifying as to (a) the resolutions of the Obligor's boards of directors authorizing the execution, delivery and performance of the Note Documents to which the Obligor is a party; (B) the names, incumbency, and signatures of the officers of the Obligor authorized to execute, deliver and perform such documents, (C) the accuracy and currency of such Obligor's Governing Documents, and (D) with respect to the Issuer, the accuracy and submission for filing with the California Secretary of State of the Series L Preferred Stock Certificate of Determination.

                    (iii) a copy of the Series L Preferred Stock Certificate of Determination, as submitted for filing on or prior to the Closing with the Secretary of State of the State of California.

               (c)  Opinions of Counsel. The Purchasers shall have received
                    -------------------
favorable legal opinions from Riordan & McKinzie, counsel for the Issuer covering the matters set forth in Exhibit B and covering such other matters
                                  ---------
incident to the transactions contemplated hereby as the Purchasers may reasonably request (and the Obligors hereby instruct their counsel to deliver such opinion to the Purchasers);

               (d)  Litigation. No litigation, inquiry, injunction or
                    ----------
restraining order shall be pending, entered or threatened which in the Purchasers' good faith judgment could reasonably be expected to materially and adversely affect (i) the assets, operations, business or condition (financial or otherwise) of the Issuer and its Subsidiaries as a whole, (ii) the ability of the Obligors to perform their Obligations hereunder, or (iii) the rights and remedies of the Holders. Certain litigation to which the Obligors or any of them are a party is disclosed on Schedule 4.02(d) hereof
                            ----------------

               (e)  Representations and Warranties. The representations and
                    ------------------------------
warranties of the Obligor in the Note Documents shall be correct when made and at the time of the Closing (except to the extent that they expressly relate to an earlier date, in which case such representation or warranty shall be correct as of such date).

               (f)  Performance; No Default. The Obligor shall have performed
                    -----------------------
and complied with all agreements and conditions contained in the Note Documents required to be performed or complied with by it prior to or at the Closing and after giving effect to the issue and sale of the Notes (and the application of the proceeds thereof as contemplated by Section 6.13) no Default or Event of Default shall have occurred and be continuing.

                                                               EXECUTION VERSION

               (g)  No Legal Impediments. No law, regulation, order, judgment or
                    --------------------
decree of any Governmental Authority shall, and the Purchasers shall not have received any notice that litigation is pending or threatened which is likely to, enjoin, prohibit or restrain the consummation of the transactions evidenced by the Note Documents.

               (h)  Payment of Expenses. The Issuer shall have paid to the
                    -------------------
Purchasers on or before the Closing Date fees, charges and disbursements of the Purchasers and the Purchasers' counsel to the extent reflected in statements of the Purchasers and such counsel rendered to the Issuer at least one Business Day prior to the Closing.

               (i)  No Material Adverse Change. No material adverse change shall
                    --------------------------
have occurred with respect to the business, operations, performance, assets, properties, condition (financial or otherwise) or prospects of the Issuer taken as a whole from September 30, 2000.

               (j)  Employment Agreement. The Issuer shall have amended Steven
                    --------------------
S. Myers' employment agreement entered into as of February 1, 2000 (the "Myers' Employment Agreement") to (i) provide for a maximum annual salary of $400,000,
(ii) extend the term of employment until 90 days after the payment in full of the Obligations, (iii) include any other such provisions or amendments as the Required Holders deem necessary, and (iv) shall have provided a copy of such amendment to the Holders prior to the Closing.

               (k)  Other Documents. The Purchasers shall have received such
                    ---------------
other documentation as the Purchasers may reasonably request.

                                   ARTICLE V

                        REPRESENTATIONS AND WARRANTIES

          SECTION 5.01   Representations of the Obligors. To induce the
                         -------------------------------
Purchasers to enter into the Note Documents, and to purchase the Notes, each of the Obligors, jointly and severally, represent, warrant and covenant to each Purchaser that the following statements are and, will remain true, correct and complete for so long as any of the Obligations hereunder shall be in effect and until payment in full of all Obligations; provided, however, that the
                                          --------  -------
representations and warranties set forth in clauses (d), (f), (g), (h), (j),
(k), (n), (o) and (x) hereof, shall not apply to the Discontinued Operations as an Obligor, but shall apply to (i) the Issuer, (ii) each other Obligor, and
(iii) the Issuer and its Subsidiaries including the Discontinued Operations taken as a whole:
               (a)  Organization; Power and Authority. Each Obligor is a
                    ---------------------------------
corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of formation, and is duly qualified as a foreign entity and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing would not, individually or in the aggregate, have a Material Adverse Effect. Each Obligor has the power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts and

                                                               EXECUTION VERSION

proposes to transact, to execute and deliver the Note Documents to which it is a party and to perform the provisions thereof.

                    (b)  Capitalization.
                         --------------

                         (i)    Schedule 5.01(b)(i) contains (i) as in effect
                                -------------------
immediately prior to the Closing, a diagram indicating the corporate structure of the Issuer, its Subsidiaries and any other Person which the Issuer or any of its Subsidiaries holds a direct or indirect partnership, joint venture or other equity interest and indicates the nature of such interest with respect to each Person included in such diagram; and (ii) accurately sets forth (A) the correct legal name of such Person, the jurisdiction of its organization and the jurisdiction in which it is qualified to transact business as a foreign corporation or otherwise, and (B) as in effect immediately prior to the Closing, the authorized, issued and outstanding shares or interests of each class of equity securities of the Issuer and each of its Subsidiaries and the ownership of such shares or interests.

                         (ii)   The authorized capital stock of the Issuer
consists only of 50,000,000 shares of Common Stock and 10,000,000 shares of Preferred Stock, no par value per share (the "Preferred Stock"). As of December 28, 2000, there were 16,358,863 shares of Common Stock issued and outstanding and, after giving effect to the transactions contemplated hereby, there will be one share of Series L Preferred Stock and no other shares of Preferred Stock issued and outstanding. The designation and status of the Preferred Stock is set forth in the Issuer's Amended and Restated Articles of Incorporation, as amended to date, including the Certificate of Determination of the Issuer's Series L Preferred Stock filed on or prior to the Closing, a true and correct copy of which was delivered to Purchasers. All of the issued and outstanding shares of capital stock of the Issuer (including the Shares and the Series L Preferred Stock to be delivered at the Closing) are duly authorized and validly issued and are fully paid and nonassessable, and have been issued in compliance with all applicable federal, state and foreign securities laws. Based solely on a review of filings made pursuant to the Exchange Act, or otherwise to the Issuer's knowledge, Schedule 5.01(b)(ii) sets forth a true, correct and complete list of
           --------------------
each holder of more than 5% of the class of Preferred Stock or Common Stock known to Issuer, other than the Purchasers, including such holder's name, state of residence and number and type of shares of capital stock owned by such holder.

                         (iii)  As of the date hereof, (i) 4,000,000 shares of
Common Stock were reserved for issuance pursuant to the Issuer's stock option plan and 750,000 shares were reserved for the Company's Employee stock purchase plan, true, complete and correct copies of which were delivered by the Issuer to Purchasers. A portion of the options have been granted, and a portion of the shares under the stock purchase plan have been sold, as set forth on Schedule 5.01(b)(iv).

                         (iv)   Schedule 5.01(b)(iv) sets forth a true, correct
                                --------------------
and complete list, as of December 27, 2000, of the number of shares of Common Stock subject to employee stock options or other rights to purchase or receive capital stock of the Issuer granted under the Issuer's stock option plan and stock purchase plan, the dates of grant and exercise prices thereof. All outstanding shares of capital stock of the Issuer under options, warrants or convertible when issued, will be duly authorized, validly issued, fully paid nonassessable, and not subject to preemptive or similar rights.

                   (v) There are no shares of Common Stock or Preferred Stock that have been issued subject to a repurchase option on the part of the Issuer.

                   (vi)   Except as set forth in Schedule 5.01(b)(vi) and as
                                                 --------------------
otherwise set forth herein or in the Note Documents, (i) there are not issued, reserved for issuance or outstanding (A) any shares of capital stock other than as disclosed in Section (b)(ii) above, or other voting securities of the Issuer;
(B) any securities of the Issuer or any Subsidiary convertible into or exchangeable or exercisable for shares of capital stock or voting securities of the Issuer; and (C) any warrants, calls, options or other rights to acquire from the Issuer or any Subsidiary, and any obligation of the Issuer or any Subsidiary to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of the Issuer; and (ii) there are no outstanding obligations of the Issuer or any Subsidiary to repurchase, redeem or otherwise acquire any such securities or to issue, deliver or sell, or cause to be issued, delivered or sold, any such securities. There are no outstanding (x) securities of the Issuer or any Subsidiary convertible into or exchangeable or exercisable for shares of capital stock or other voting securities or ownership interests in any Subsidiary; (y) warrants, calls, options or other rights to acquire from the Issuer or any Subsidiary, and any obligation of the Issuer or any Subsidiary to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of any Subsidiary; or (z) obligations of the Issuer or any Subsidiary to repurchase, redeem or otherwise acquire any such outstanding securities of any Subsidiary or to issue, deliver or sell, or cause to be issued, delivered or sold, any such securities.

                   (vii)  Except as set forth in Schedule 5.01(b)(vii), there
                                                 ---------------------
are no preemptive rights or agreements, arrangements or understandings to issue preemptive rights with respect to the issuance or sale of any capital stock of the Issuer created by statute, the articles of incorporation or bylaws of the Issuer or any agreement or other arrangement to which the Issuer is a party (written or oral) or to which it is bound, and there are no agreements, arrangements or understandings to which the Issuer is a party (written or oral) pursuant to which the Issuer has the right to elect to satisfy any liability by issuing any shares of capital stock of the Issuer or equity equivalents.

                   (viii) Other than as set forth in Schedule 5.01(b)(viii) and
                                                     ----------------------
except for the provisions of this Agreement and the other Note Documents, neither the Issuer nor any Subsidiary nor, to the knowledge of the Issuer, Steven Myers and Paula Myers, is a party to any agreement restricting the transfer of, relating to the voting of or granting any preemptive or antidilutive rights with respect to, any securities of the type referred to in clause (vi) above.

                   (ix)   Other than as set forth in Schedule 5.01(b)(ix) and
                                                     --------------------
except for the provisions of this Agreement and the other Note Documents, the Issuer has not granted or agreed to grant any registration rights, including demand or piggyback rights, to any Person.

                   (c)    Authorization, etc. Each of the Note Documents has
                          ------------------
been duly authorized by all necessary corporate action on the part of each Obligor which is a party thereto, and such Note Documents constitute, and upon execution and delivery thereof each Note will constitute, a legal, valid and binding obligation of such Obligor enforceable against such Obligor in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                   (d)    Disclosure. This Agreement, the other Note Documents,
                          ----------
the documents, certificates or other writings delivered to the Purchaser by or on behalf of the Obligors in connection with the transactions contemplated hereby and the financial statements described in Section 5.01(h), do not contain
                                                 ---------------
any Material misstatement or Material omission except such as have been corrected in writing and delivered to the Purchaser. Except as described in
Schedule 5.01(d), since September 30, 2000, there has been no change in the
----------------
financial condition, operations, business, properties or prospects of any Obligor or any Subsidiary except changes that individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect. There is no fact known to any Obligor that could reasonably be expected to have a Material Adverse Effect that has not been set forth herein or in the other documents, certificates and other writings delivered to the Purchaser by or on behalf of such Obligor specifically for use in connection with the transactions contemplated hereby.

                   (e)    Defaults; Agreements.
                          --------------------
                          (i)  Defaults. Except for such violations and defaults
as would not, individually or in the aggregate, have a Material Adverse Effect, neither Issuer nor any of the Subsidiaries is in violation of its Governing Documents or in default in the performance, observance or fulfillment of any obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any other agreement, indenture or instrument Material to Issuer and its Subsidiaries including Material Agreements, as defined below, to which Issuer or any of its Subsidiaries is a party or by which Issuer or any of its Subsidiaries or their respective property is bound. There exists no condition that constitutes or would constitute a Default or Event of Default under any of the Note Documents.

                          (ii) Agreements. The Issuer's "Material Agreements"
                               ----------
are (i) all agreements regarding Indebtedness of Issuer and its Subsidiaries, including without limitation all credit agreements, indentures and other agreements related to any Indebtedness for borrowed money of any of the Obligors other than the Note Documents, (ii) all Material joint venture, partnership or limited liability company agreements to which any of the Obligors is a party, and (iii) all other contractual arrangements which are Material to any Obligor, including but not limited to, guaranties and employment agreements. The Obligors have delivered or made available to the Purchaser a true and complete copy of each Material Agreement, including all exhibits and schedules.

                   (f)     Permits; Licenses. Except as would not, individually
                           -----------------
or in the aggregate, have a Material Adverse Effect, each of Issuer and each of its Subsidiaries (i) has all permits, licenses, franchises and authorizations of governmental or regulatory authorities ("Permits"), including, without limitation, under any applicable Environmental Laws, material to the ownership, leasing and operation of its properties and the conduct of its business, and (ii) has fulfilled and performed all of its material obligations with respect to such Permits to the knowledge of the Issuer and each of its Subsidiaries and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or results or would result in any other material impairment of the rights of the holder of any such Permit. Such Permits contain no restrictions that are materially burdensome to Issuer or any of its Subsidiaries. Schedule 5.01(f)
                                                            ----------------
lists all Permits which are Material to the Issuer and its Subsidiaries, and true and complete copies of all such Permits have been made available to the Purchaser.

                   (g)    SEC Reports; Financial Statements. The Issuer has
                          ---------------------------------
filed all forms, reports and documents required to be filed by it with the Securities Exchange Commission since December 31, 1998 (the "SEC Reports"). Each SEC Report was prepared in accordance with the requirements of the Securities Act or the Exchange Act, as the case may be, and complied in all material respects with all applicable requirements thereunder, respectively, each as in effect on the date such SEC Report was filed. No SEC Report, including, without limitation, any financial statements or schedules included or incorporated by reference therein, contained, when filed, any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

                   (h)    Financial Statements.
                          --------------------
                          (i)  The Obligors have delivered to the Purchaser
copies of the final audited consolidated financial statements of the Issuer and its Subsidiaries for the Fiscal Year ending December 31, 1999 and unaudited statements for the quarter ending September 30, 2000. All of said financial statements (including in each case the related schedules and notes) fairly present in all material respects the consolidated financial position of the Issuer and its Subsidiaries as of the respective dates specified in such financial statements and the consolidated results of their operations and cash flows for the respective periods so specified and have been prepared in accordance with GAAP consistently applied throughout the periods involved except as set forth in the notes thereto (subject, in the case of any interim financial statements, to normal year-end adjustments).

                          (ii) The Obligors have delivered to the Purchaser
copies of the unaudited statements for the month ending November 30, 2000. All of said financial statements (including in each case the related schedules and notes) fairly present to the management's best estimate the consolidated financial position of the Issuer and its Subsidiaries as of the date specified in such financial statements and the consolidated results of their operations and cash flows for the period so specified, and have been prepared in the ordinary course for use by the management of the Issuer.

                   (i) Places of Business. The chief executive office of each Obligor is, on the Closing Date, as set forth on Schedule 5.01(i) hereto.
                                                 ----------------

                   (j)    Compliance with Laws, Other Instruments, etc. The
                          --------------------------------------------
execution, delivery and performance by each Obligor of the Note Documents to which it is a party will not (i) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of such Obligor under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement relating to the borrowing of money, any material lease or any other agreement or instrument to which such Obligor is bound or by which such Obligor or any of its properties may be bound or affected, (ii) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or Governmental Authority applicable to such Obligor or (iii) violate any provision of any Requirement of Law applicable to such Obligor.

                   (k)    Governmental Authorizations, etc. No consent, approval
                          --------------------------------
or authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution, delivery or performance by any Obligor of this Agreement or the Notes.

                   (l)    Litigation; Observance of Agreements, Statutes and
                          --------------------------------------------------
                          Orders.
                          ------
                          (i)  There are no actions, suits or proceedings
pending or, to the knowledge of any Obligor, threatened against or affecting such Obligor in any court or before any arbitrator of any kind or before or by any Governmental Authority that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

                          (ii) None of the Obligors is in default under any term
of any agreement or instrument to which it is a party or by which it is bound, or any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority or is in violation of any applicable Requirement of Law (including without limitation Environmental Laws) of any Governmental Authority, which default or violation, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

                   (m)    Taxes. Each Obligor has filed all tax returns that are
                          -----
required to have been filed in any jurisdiction, and have paid all taxes shown to be due and payable on such returns and all other taxes and assessments levied upon them or their properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent, except for any taxes and assessments (i) the amount of which is not individually or in the aggregate Material or (ii) the amount, applicability or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which the applicable Obligor, as the case may be, has established adequate reserves in accordance with GAAP. No Obligor knows of no basis for any other tax or assessment that could reasonably be expected to have a Material Adverse Effect. The Federal income tax liabilities of each Obligor have been paid for all Fiscal Years up to and including the Fiscal Year ended December 1999.

                   (n)    Title to Property; Leases; Liens. Each Obligor has
                          --------------------------------
good and marketable title to its assets and properties that individually or in the aggregate are Material, in each case free and clear of Liens (other than Liens permitted by this Agreement or the other Note Documents). All leases that individually or in the aggregate are Material are valid and subsisting and are in full force and effect in all material respects. The only Liens on any property of any Obligor which are Material are listed on Schedule 5.01(n).
                                                         ----------------

                   (o)    Licenses, Permits, etc. Each Obligor owns or possesses
                          ----------------------
the right to use all licenses, permits, franchises, authorizations, patents, copyrights, service marks, trademarks and trade names, or rights thereto, that individually or in the aggregate are Material, without known conflict with the rights of others other than rights of licensors with respect to those items that are subject to such licenses.

                   (p)    Compliance with ERISA.
                          ---------------------

                          (i)   Each Obligor and each ERISA Affiliate have
operated and administered each Plan in compliance with all applicable laws except for such instances of noncompliance as have not resulted in and could not reasonably be expected to result in a Material Adverse Effect. No Obligor or any ERISA Affiliate has incurred any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans (as defined in Section 3 of ERISA), and no event, transaction or condition has occurred or exists that could reasonably be expected to (A) result in or cause any Obligor or any ERISA Affiliate to incur any such liability or (B) result in the imposition of any Lien on any of the rights, properties or assets of any Obligor or any ERISA Affiliate, in either case pursuant to Title I or IV of ERISA or to such penalty or excise tax provisions or to Section 401(a)(29) or 412 of the Code, other than such liabilities or Liens as would not be individually or in the aggregate Material.

                          (ii)  The present value of the aggregate benefit
liabilities under each of the Plans (other than Multiemployer Plans), determined as of the end of such Plan's most recently ended plan year on the basis of the actuarial assumptions specified for funding purposes in such Plan's most recent actuarial valuation report, did not exceed the aggregate current value of the assets of such Plan allocable to such benefit liabilities. The term "benefit liabilities" has the meaning specified in Section 4001 of ERISA and the terms "current value" and "present value" have the meaning specified in Section 3 of ERISA.

                          (iii) No Obligor or any ERISA Affiliates have
incurred withdrawal liabilities (and are not subject to contingent withdrawal liabilities) under Section 4201 or 4204 of ERISA in respect of Multiemployer Plans that individually or in the aggregate are Material.

                          (iv)  The expected post-retirement benefit obligation
(determined as of the last day of each Obligor's most recently ended Fiscal Year in accordance with Financial Accounting Standards Board Statement No. 106, without regard to liabilities attributable to continuation coverage mandated by
Section 4980B of the Code) of each Obligor is not Material.

                          (v)   The Obligors' execution and delivery of this
Agreement and the issuance and sale of the Notes hereunder will not involve any transaction that is subject to the prohibitions of Section 406 of ERISA or in connection with which a tax could be imposed pursuant to Section 4975(c)(1)(a)-(D) of the Code.

                   (q)    Private Offering by each Obligor. None of the Obligors
                          --------------------------------
or anyone acting on their behalf has offered the Securities or any similar securities for sale to, or solicited any offer to buy any of the same from, or otherwise approached or negotiated in respect thereof with, any person other than institutional investors. None of the Obligors or anyone acting on its behalf has taken, or will take, any action that would subject the initial issuance or sale of the Securities to the registration requirements of Section 5 of the Securities Act.

                   (r)    Existing Indebtedness; Cash Availability; Future
                          ------------------------------------------------------
                          Liens.
                          ------
                          (i)  Schedule 5.01(r)(i) sets forth a complete and
correct list of all outstanding Indebtedness of each Obligor as of the Closing Date in excess of $75,000. As of the Closing Date, the outstanding principal amount of the Indebtedness of all Obligors (including the Notes) is not in excess of $45,000,000. In addition, as of the Closing Date, the Second Amended and Restated Credit and Security Agreement has been duly executed and delivered and is not in default as of the Closing. The Second Amended and Restated Credit and Security Agreement (i) permits the transactions contemplated herein and in the Note Documents, (ii) provides for no more than the Maximum Senior Debt Amount of which at least $5 million is undrawn availability on the date hereof,
(iii) includes a maturity date of January 31, 2002, and (iv) conforms certain provisions in accordance with Intercreditor Agreement. In a separate agreement delivered to the Issuer on or prior to the Closing, the Existing Lenders have waived all existing defaults and events of defaults known to them under the Senior Debt Documents. As of the date hereof, none of the Obligors is in default in the payment of any principal or interest on any Indebtedness of such Obligor and no event or condition exists with respect to any Indebtedness of such Obligor that would permit (or that with notice or the lapse of time, or both, would permit) one or more Persons to cause such Indebtedness to become due and payable before its stated maturity or before its regularly scheduled dates of payment.

                          (ii) Except as disclosed in Schedule 5.01(r)(ii), none
                                                      --------------------
of the Obligors has agreed or consented to cause or permit in the future (upon the happening of a contingency or otherwise) any of its property, whether now owned or hereafter acquired, to be subject to a Lien other than a Permitted Lien.
                   (s)    Foreign Assets Control Regulations, etc. Neither the
                          ----------------------------------------
sale of the Notes by the Issuer hereunder nor their use of the proceeds thereof will violate the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto .

                   (t)    Status under Certain Statutes. None of the Obligors is
                          ------------------------------
subject to regulation under the Investment Issuer Act of 1940, as amended, the Public Utility Holding Issuer Act of 1935, as amended, the Interstate Commerce Act, as amended, or the Federal Power Act, as amended.

                   (u)    Environmental Matters. None of the Obligors has
                          ---------------------
knowledge of any claim or has received any notice of any claim, and no proceeding has been instituted raising any claim against such Obligor or any of their respective real properties now or formerly owned, leased or operated by any of them or other assets, alleging any damage to the environment or violation of any Environmental Laws, except, in each case, such as could not reasonably be expected to result in a Material Adverse Effect. Except as otherwise disclosed to the Purchaser in writing,

                          (i)  none of the Obligors has knowledge of any facts
which would give rise to any claim, public or private, of violation of Environmental Laws or damage to the environment emanating from, occurring on or in any way related to real properties now or formerly owned, leased or operated by any of them or to other assets or their use, except, in each case, such as could not reasonably be expected to result in a Material Adverse Effect; and

                          (ii) all buildings on all real properties now owned,
leased or operated by each Obligor is in compliance with applicable Environmental Laws, except where failure to comply could not reasonably be expected to result in a Material Adverse Effect.

                   (v)    Labor Matters. There is (a) no unfair labor practice
                          -------------
complaint pending against any Obligor or, to the best knowledge of such Obligor, threatened against it, before the National Labor Relations Board or any state or local labor relations board, and no grievance or arbitration proceeding arising out of or under any collective bargaining agreement is so pending against such Obligor or, to the best knowledge of such Obligor, threatened against it and (b) no strike, labor dispute, slowdown or stoppage pending against any Obligor or, to the best knowledge of such Obligor, threatened against it, except for such actions specified in clause (a) or (b) above which, singly or in the aggregate, will not have or could not reasonably be expected to have a Material Adverse Effect.

                   (w)    Certificate of Incorporation and Bylaws. Each Obligor
                          ---------------------------------------
has heretofore furnished to Purchaser a complete and correct copy of its Governing Documents as most recently restated and subsequently amended to date. Such Governing Documents are in full force and effect. The Issuer is not in violation of any of the provisions of its Governing Documents.

                   (x)  Solvency. After giving effect to the transactions
                        --------
contemplated by the Note Documents, (a) the fair market value of the assets of each Obligor is in excess of the total amount of its liabilities (including, without limitation, contingent liabilities); (b) the present fair saleable value of the assets of each Obligor is greater than its probable liability on its existing debts as such debts become absolute and matured; (c) each Obligor is then able and expects to be able to pay its debts (including, without limitation, contingent debts and other commitments) as they mature; and (d) each Obligor has capital sufficient to carry on its business as conducted and as proposed to be conducted.

                   (y)  Insurance. Schedule 5.01(y) lists all insurance policies
                        ---------
of the Obligors which are Material to the Business. Such insurance is in the reasonable good faith judgment of Issuer, issued by reputable insurers, adequate to the needs of the Business, and in full force and effect. Such policies include two policies on the life of Steven
S. Myers in an aggregate amount of $6 million, as to which policies Issuer has no reason to know cannot be amended in compliance with Section 6.05 hereof.

        SECTION 5.02  Representations of the Purchasers. Each Purchaser
                      ---------------------------------
acknowledges, represents and warrants to the Issuer as follows:

            (a)    Economic Risk. Such Purchaser understands that the
                   -------------
acquisition of the Shares hereunder is a speculative investment which involves a high degree of risk of loss of the Purchaser's investment therein. Such Purchaser is able to bear the economic risk of a complete loss of such Purchaser's investment in such Securities. Such Purchaser acknowledges that the Shares and the Notes have not been registered or qualified, as the case may be, under the Securities Act or any applicable state securities laws and, therefore, cannot be sold unless subsequently registered or qualified, as the case may be, under the Securities Act or any applicable state securities laws or an exemption from such registration or qualification is available.

            (b)    Rule 144. Such Purchaser acknowledges that the Securities
                   --------
must be held indefinitely unless subsequently registered under the Securities Act or unless an exemption from such registration is available. Such Purchaser is aware of the provisions of Rule 144 promulgated under the Securities Act ("Rule 144") which permit limited resale of Securities purchased in a private placement subject to the satisfaction of certain conditions, including, among other things, the existence of a public market for the Securities, the availability of certain public information about the Issuer, the resale not occurring less than one year after a party has purchased and paid for the security to be sold, the sale being effected through a `broker's transaction' or in transactions directly with a "market maker" and the number of Securities being sold during any three (3) month period not exceeding specified limitations.

            (c)    Access to Data. Such Purchaser acknowledges that it has had a
                   --------------
full opportunity to ask questions and receive answers concerning the terms and conditions of the offering of the Securities and has had full access to the Issuer's officers and such other information concerning the Issuer as it has requested provided, however, that nothing in this clause shall preclude the Purchaser's reliance upon the truth and accuracy of the representations and warranties of Issuer herein.

            (d)    No Registration. It understands that the Securities are not
                   ---------------
registered under the Securities Act or any state securities laws; and that the offering and sale of the Securities are intended to be exempt from registration under the Securities Act, by virtue of Section 4(2) and the provisions of Regulation D promulgated thereunder, based, in part, upon the representations, warrantees and agreements contained in this Agreement; and such Purchaser understands that the Securities will bear a legend to that effect.

            (e)    Accredited Investor. With respect to the transaction
                   -------------------
evidenced by this Agreement and the Securities, such Purchaser is an accredited investor within the meaning of Regulation D under the Securities Act, and it has such knowledge and experience in financial, tax and business matters so as to enable it to utilize the information provided to it and other sources of information (including this Agreement) to evaluate the merits and risks of an Investment in the Securities and to make an informed investment decision with respect thereto and is capable of protecting its own interests in connection with the transactions contemplated hereby.

            (f)    Purchase for Investment; Legend. Such Purchaser is acquiring
                   -------------------------------
the Securities solely for its own account for investment and not with a view to or in connection with resale or distribution. Such Purchaser acknowledges that a restrictive legend substantially in the form set forth in Section 2.03 or in the
                                                          ------------
Registration and Antidilution Rights Agreement will be placed on the Security.

            (g)    Authorization, etc. This Agreement, the Controlling
                   ------------------
Shareholder Agreement and the Registration and Antidilution Rights Agreement have been duly authorized, executed and delivered by such Purchaser, and are valid and binding obligations of the Purchaser enforceable in accordance with their terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting enforcement of creditors' rights generally and general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

            (h)    ERISA Matters. In connection with its purchase of the Notes
                   -------------
and the Warrants, none of the funds being used by such Purchaser to purchase the Notes and the Warrants include "plan assets" as such term is defined in ERISA.

                                  ARTICLE VI

                      REPORTING AND AFFIRMATIVE COVENANTS

      Each Obligor covenants that so long as any of the Notes are outstanding:

      SECTION 6.01   Financial Statements and Other Reports. Obligors will
                     --------------------------------------
maintain, and cause each of its Subsidiaries to maintain, a system of accounting established and administered in accordance with sound business practices to permit preparation of financial statements in conformity with GAAP (it being understood that interim financial statements are not required to have footnote disclosures). Issuer will deliver each of the financial statements and other reports described below to the Holders, except where noted.

           (a)   Financial Information.
                 ---------------------

                 (i) As soon as available, but in any event within 90 days after the end of each Fiscal Year, (A) a copy of the Issuer's audited consolidated balance sheet of itself and its consolidated Subsidiaries as at the end of each Fiscal Year and the related audited consolidated statements of income and retained earnings (or comparable statement) employed in the business and changes in financial position and cash flow for such year, setting forth in each case in comparative form the figures for the previous year, accompanied by an unqualified report and opinion thereon of a nationally recognized independent certified public accountant, and, if prepared, such accountants' letter to management, and (B) a copy of the Issuer-prepared consolidating balance sheet and income statements prepared in connection with the statement provided in subpart (A) above;

                 (ii) As soon as available, but in any event within 45 days after the end of each Fiscal Quarter, the Issuer's unaudited consolidated balance sheet of itself and its consolidated Subsidiaries as at the end of such period and the related unaudited consolidated statement of income and retained earnings (or comparable statement) and changes in financial position and cash flow for such period and year to date, setting forth in each case in comparative form, if available, the figures as at the end of the previous Fiscal Year as to the balance sheet and the figures for the previous corresponding period as to the other statements, certified by the Chief Financial Officer of the Issuer as being fairly stated in all material respects subject to customary year end adjustments; all such financial statements to be complete and correct in all material respects and to be prepared in reasonable detail acceptable to the Holders and in accordance with GAAP applied consistently throughout the periods reflected therein (except as approved by such accountants and disclosed therein);

                 (iii) To the Information Agent, as soon as available, but in any event within 30 days after the end of each month, the Issuer's unaudited consolidated balance sheet of itself and its consolidated Subsidiaries as at the end of such period and the related unaudited consolidated statement of income and retained earnings (or comparable statement) and Issuer's regularly prepared cash projections for such period and year to date, setting forth in each case in comparative form, if available, the figures as at the end of the previous Fiscal Year as to the balance sheet and the figures for the previous corresponding period as to the other statements; all such financial statements to be complete and correct in all material respects and to be prepared in reasonable detail acceptable to the Information Agent and in accordance with GAAP applied consistently throughout the periods reflected therein;

                 (iv) Any reports provided to the Agent under the Senior Debt as Information Agent may from time to time request; and

         (b)     SEC Filings and Press Releases. Within five (5) calendar days
                 ------------------------------
after their becoming available, Issuer will deliver copies of (1) all financial statements, reports, notices and proxy statements sent or made available by Issuer, Guarantor or any of their respective Subsidiaries to their security holders, (2) all regular and periodic reports and all registration statements and prospectuses, if any, filed by Issuer, Guarantor or any of their respective Subsidiaries with any securities exchange or with the Commission or any governmental or private regulatory authority, and (3) all press releases and other statements made available by Issuer, Guarantor or any of their respective Subsidiaries to the public concerning developments in the business of any such Person.

         (c) Events of Default, Etc. Promptly upon any officer of Issuer obtaining knowledge of any of the following events or conditions, Issuer shall deliver copies of all notices given or received by Issuer or Guarantor or any of their respective Subsidiaries with respect to any such event or condition and a certificate of Issuer's chief financial officer specifying the nature and period of existence of such event or condition and what action Issuer, Guarantor or any of their respective Subsidiaries has taken, is taking and proposes to take with respect thereto: (1) any condition or event that constitutes an Event of Default or Default, or which could reasonably be expected to result in the occurrence of an Event of Default; (2) any notice that any Person has given to Issuer or any of its Subsidiaries or any other action taken with respect to a claimed default or Event of Default; (3) any event or condition that could reasonably be expected to result in any Material Adverse Effect; or (4) any default or event of default with respect to any Indebtedness of Issuer or any of its Subsidiaries, including the Senior Debt.

         (d)  Litigation. Promptly upon any officer of Issuer obtaining
              ----------
knowledge of (1) the institution of any action, suit, proceeding, governmental investigation or arbitration against or affecting any Obligor or any property of any Obligor not previously disclosed by Issuer to the Holders or (2) any material development in any action, suit, proceeding, governmental investigation or arbitration at any time pending against or affecting any Obligor or any property of any Obligor which, in each case, could reasonably be expected to have a Material Adverse Effect, Issuer will promptly give notice thereof to the Holders and provide such other information as may be reasonably available to them to enable the Holders and their counsel to evaluate such matter.

         (e)  Notice of Corporate and other Changes. Issuer shall provide prompt
              -------------------------------------
written notice of (1) all jurisdictions in which an Obligor becomes qualified after the Closing Date to transact business, (2) any change after the Closing Date in the authorized and issued equity securities of any Obligor or any amendment to their articles or certificate of incorporation, by-laws, partnership agreement or other organizational documents, (3) any Subsidiary created or acquired by any Obligor after the Closing Date, such notice, in each case, to identify the applicable jurisdictions, capital structures or Subsidiaries, as applicable, and (4) any other event that occurs after the Closing Date which would cause any of the representations and warranties in this Agreement or in any other Note Document to be untrue or misleading in any material respect. The foregoing notice requirement shall not be construed to constitute Required Holders' consent to any transaction referred to above which is not expressly permitted by the terms of this Agreement .

         (f)  Board Information. With reasonable promptness, the Issuer shall
              -----------------
deliver to the Information Agent all material Board information packages, notices of meetings, and other material provided to the members of the Board of Directors of the Issuer.

         (g)  Other Information. With reasonable promptness, Issuer will deliver
              -----------------
such other information and data with respect to any Obligor or any Subsidiary of any Obligor as from time to time may be reasonably requested by the Holders; and

         (h)  Senior Debt. A notice of an unscheduled payment of principal on
              -----------
any Senior Debt, and a statement as to the outstanding principal balance thereof after such payment.

      SECTION 6.02 Officer's Certificate. The financial statements delivered to
                   ---------------------
a Holder of Notes pursuant to Section 6.01(a) hereof shall be accompanied by a
                              ---------------
certificate of a Senior Financial Officer of each Obligor setting forth:

                                                               Execution Version

               (a)  Covenant Compliance.  The information (including detailed
                    -------------------
calculations) required in order to establish whether the Obligors were in compliance with the requirements of Sections 6.16, 6.17 and 6.18, inclusive,
                                    -------------------     ----
during the period covered by the statements then being furnished (including with respect to each such Section, where applicable, the calculations of the maximum or minimum amount, ratio or percentage, as the case may be, permissible under the terms of such Sections, and the calculation of the amount, ratio or percentage then in existence); and

               (b)  Event of Default.  A statement that such officer has
                    ----------------
reviewed the relevant terms hereof and has made, or caused to be made, under his or her supervision, a review of the transactions and conditions of Obligor from the beginning of the quarterly or annual period covered by the statements then being furnished to the date of the certificate and that such review shall not have disclosed the existence during such period of any condition or event that constitutes a Default or an Event of Default or, if any such condition or event existed or exists (including, without limitation, any such event or condition resulting from the failure of any Obligor to comply with any Environmental Law), specifying the nature and period of existence thereof and what action such Obligor shall have taken or proposes to take with respect thereto.

     SECTION 6.03  Inspection.  If a Default or Event of Default then exists,
                   ----------
each Obligor shall permit the Information Agent and representatives of each Holder holding more than $2,500,000 in Notes, at the expense of the applicable Obligor, to visit and inspect any of the offices or Properties of such Obligor, to examine all their respective books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss their respective affairs, finances and accounts with their respective officers and independent public accountants (and by this provision each Obligor authorizes said accountants to discuss the affairs, finances and accounts of such Obligor), all at such times and as often as may be requested. The Information Agent and any Holder exercising its rights under this Section 6.03 shall use its reasonable
                                        ------------
commercial efforts to provide notice to an Obligor prior to any inspection of such Obligor under this Section 6.03.
                        ------------

     SECTION 6.04  Compliance with Law.  Each Obligor will comply with all
                   -------------------
Requirements of Law to which each of them is subject, including, without limitation, Environmental Laws, and will obtain and maintain in effect all licenses, certificates, permits, franchises and other governmental authorizations necessary to the ownership of its properties or to the conduct of its business, in each case to the extent necessary to ensure that non-compliance with such Requirements of Law or failures to obtain or maintain in effect such licenses, certificates, permits, franchises and other governmental authorizations could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

     SECTION 6.05  Insurance.  Each Obligor shall:
                   ---------

               (a) Keep its assets which are of an insurable character insured (to the extent and for the time periods consistent with normal industry practices) by financially sound and reputable insurers against loss or damage by fire, earthquake, explosion, theft or other hazards which are included under extended coverage in amounts not less than the insurable value

                                                               Execution Version

of the property insured or such lesser amounts, and with such self-insured retention or deductible levels, as are consistent with normal industry practices;

               (b) Maintain with financially sound and reputable insurers, insurance against other hazards and risks and liability to Persons and property to the extent and in the manner customary for companies in similar businesses, including directors' and officers' liability insurance in an amount determined reasonable by the Board of the Issuer;

               (c) Maintain a Key-Man Life Insurance Policy on the life of Steven S. Myers, in the principal amount of $6,000,000, which life insurance policy shall name the Information Agent as the sole beneficiary, on behalf of the Holders;

               (d) Within seven (7) days after the Closing submit a request, and within forty-five (45) days after the Closing cause, each certificate and policy relating to Property damage and Key-Man Life Insurance to contain an endorsement, in form and substance acceptable to the Holders. Such endorsement or an independent instrument furnished to the Holders shall provide that (i) the insurance companies will give the Holders at least thirty (30) days' written notice before any such policy or policies of insurance shall be altered adversely to the interests of the Holders or canceled and (ii) no act, whether willful or negligent, or default of the Issuer, any of its Subsidiaries or any other Person shall affect the right of the Holders to recover under such policy or policies of insurance in case of loss or damage. In the event the Issuer or any of its Subsidiaries, at any time or times hereafter shall fail to obtain or maintain any of the policies or insurance required herein or to pay any premium in whole or in part relating thereto, then the Holders, without waiving or releasing any obligations or resulting Event of Default hereunder, may at any time or times thereafter (but shall be under no obligation to do so) obtain and maintain such policies of insurance and pay such premiums and take any other action with respect thereto which the Holders deems advisable. All sums so disbursed by the Holders shall constitute protective advances hereunder and be part of the Obligations, payable as provided in this Agreement; and

               (e) Upon the request of any Holder, will render to such Holder a statement of insurance in such detail as such Holder may reasonably request as to all such insurance coverage.

     SECTION 6.06  Maintenance of Properties. Each Obligor will maintain and
                   -------------------------
keep, or cause to be maintained and kept, their respective properties, intellectual properties, including trademarks, patents or technical knowledge, in normal working order and condition (other than ordinary wear and tear) such that, in the reasonable judgment of such Obligor, the business carried on in connection therewith may be properly conducted at all times, provided that this
                                                             --------
Section shall not prevent such Obligor from discontinuing the operation and the maintenance of any of its properties if such discontinuance is desirable in the conduct of its business and such Obligor has concluded that such discontinuance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; provided further that this Section 6.06 shall not apply
                         -------- -------           ------------
in any manner to Discontinued Operations.

                                                               Execution Version

     SECTION 6.07  Payment of Taxes and Claims.  Each Obligor will and will
                   ---------------------------
cause each of its Subsidiaries to file all tax returns required to be filed in any jurisdiction and to pay and discharge all taxes shown to be due and payable on such returns and all other taxes, assessments, governmental charges, or levies imposed on them or any of their properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent and all claims for which sums have become due and payable that have or might become a Lien on properties or assets of any Obligor, provided that none of the Obligor need pay any such tax or assessment or claims
--------
if the amount, applicability or validity thereof is contested by such Obligor on a timely basis in good faith and in appropriate proceedings, and such Obligor has established adequate reserves therefor in accordance with GAAP on the books of such Obligor or the nonpayment of all such taxes and assessments in the aggregate could not reasonably be expected to have a Material Adverse Effect.

     SECTION 6.08  Corporate Existence, etc.  Subject to Section 7.06 each
                   ------------------------              ------------
Obligor will at all times preserve and keep in full force and effect the corporate existence and all rights and franchises of such Obligor unless, in the good faith judgment of such Obligor, the termination of or failure to preserve and keep in full force and effect such corporate existence, right or franchise could not, individually or in the aggregate, have a Material Adverse Effect. The Obligor shall not amend their Governing Documents in a manner which would have a Material Adverse Effect on the Holders, provided further that this Section 6.08
                                        -------- -------           ------------
shall not apply in any manner to Discontinued Operations.

     SECTION 6.09  Maintenance of Books and Records.  Each Obligor will make and
                   --------------------------------
keep books, records and accounts in which full, true and correct entries in accordance with GAAP and all Requirements of Law are made of all dealings and transactions in relation to its business and activities.

     SECTION 6.10  Maintenance of Lines of Business.  Each Obligor will, and
                   --------------------------------
will cause its Subsidiaries to, devote substantially all of their respective time to, and deploy substantially all of their respective Material assets owned or used by such Obligor or Subsidiary in, the lines of business as conducted by the Obligor on the date of this Agreement and businesses reasonably related thereto; provided, however, that this Section 6.10 shall not apply in any manner
         --------  -------
to the Discontinued Operations.

     SECTION 6.11  Prepayment of Senior Debt.  Notwithstanding the prepayment
                   -------------------------
requirements under the Senior Debt Documents, or any waiver by the Senior Lender of any of its rights with respect to any prepayment of the Senior Debt:

          (a) The Obligors shall apply any and all Net Cash Proceeds as follows:

               (i) First, $4,000,000 in the aggregate to the permanent reduction of the outstanding principal balance of the Senior Debt (which payment shall also effect a permanent reduction in the commitment to lend under such Senior Debt);

                                                               Execution Version

               (ii) Second, $4,000,000 in the aggregate to the reduction of the outstanding principal balance of the Senior Debt (which payment shall not effect a reduction in the commitment to lend under such Senior Debt);

               (iii) Third, all amounts thereafter to the permanent reduction of the outstanding principal balance of the Senior Debt (which reduction shall effect a permanent reduction in the commitment to lend under such Senior Debt) until the outstanding principal balance has been reduced to zero. At such time that the outstanding principal balance of the Senior Debt has been reduced to zero under this clause (iii), the commitment to lend under such Senior Debt (and any undrawn availability) shall be eliminated and permanently reduced to zero.

          (b)  In the event that the application of payments pursuant to Section
                                                                         -------
6.11(a) results in the payment in full of the Senior Debt and an elimination of
-------
the commitment to lend under such Senior Debt existing at the time of such receipt, the Obligors shall thereafter apply any and all Extraordinary Proceeds to the prepayment of the Notes pursuant to Section 2.06(a);
                                           ---------------

provided, however that the elimination of the commitment to lend (and any
--------- -------
undrawn availability) in accordance with Section 6.11(a)(iii) need not be
                                         --------------------
permanent if at such time that the outstanding principal balance of the Senior Debt has been reduced to zero, the Obligors have applied any and all Extraordinary Proceeds thereafter to the payment of the principal amount of the Notes. Accordingly, at such time that Extraordinary Proceeds have been applied to the prepayment of the Notes pursuant to Section 2.06(b), the commitment to
                                           ---------------
lend under the Senior Debt may be reinstated and the Obligors shall have the ability to borrow under such Senior Debt facility; provided, however, that the
                                                   --------  -------
Obligors shall thereafter continue to apply Net Cash Proceeds in accordance with this Section 6.11 until all Obligations hereunder have been irrevocably
     ------------
satisfied in full.

     SECTION 6.12  Additional Guarantors.  Issuer agrees that should another
                   ---------------------
Person become a guarantor under the Second Amended and Restated Credit and Security Agreement, it shall cause such person to become a Guarantor hereunder.

     SECTION 6.13  Use of Proceeds; Margin Regulations.  The Obligor will apply
                   -----------------------------------
the proceeds of the sale of the Notes to recapitalize and to pay costs and expenses incurred by the Obligor in connection with the Note Documents. No part of the proceeds from the sale of the Notes hereunder will be used, directly or indirectly, for the purpose of buying or carrying any margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System (12 CFR 207), or for the purpose of buying or carrying or trading in any securities under such circumstances as to involve each Obligor in a violation of Regulation X of said Board (12 CFR 224) or to involve any broker or dealer in a violation of Regulation T of said Board (12 CFR 220).

     SECTION 6.14  Further Assurances.  Upon the request of the Holders, the
                   ------------------
Obligors shall duly execute and deliver, or cause to be duly executed and delivered, at the cost and expense of the Obligors, such further instruments as may be appropriate in the reasonable

                                                               Execution Version

judgment of the Holders to carry out the provisions and purposes of this Agreement and the other Note Documents.

     SECTION 6.15  Observation Rights.  Issuer shall give advance notice of all
                   ------------------
meetings of the Issuer's Board of Directors to the Information Agent. The Information Agent shall have the right to send a representative to attend all such meetings as an observer at the Issuer's expense, which expenses shall be consistent with the Issuer's policy of reimbursement of Directors.

     SECTION 6.16  Year 2000 EBITDA Test.  The Issuer will issue to Purchasers,
                   ---------------------
pro rata in accordance with their Notes, on or before March 31, 2001, 108,000 shares of Common Stock (the "Contingent Shares") unless Issuer's EBITDA for the Fiscal Year ending December 31, 2000 is in excess of $16.5 million as reflected on the audited financial statements of the Issuer and its consolidated Subsidiaries for the Fiscal Year ending December 31, 2000, as reflected in the Issuer's SEC Reports.

     SECTION 6.17  Total Leverage Ratio.  Commencing as of the last day of the
                   --------------------
Fiscal Quarter ending December 31, 2000 and continuing as of last day of each Fiscal Quarter ending thereafter, the Issuer shall maintain a Total Leverage Ratio no greater than the ratios described below calculated as of the end of each Fiscal Quarter in accordance with the following schedule:

     ---------------------------------------------------------------------------
     Fiscal Quarter Ends                           Maximum Total Leverage Ratio
     As of the Fiscal Quarter ending
     December 31, 2000 through the
     Fiscal Quarter ending March 31, 2001          2.85 to 1.00
     ---------------------------------------------------------------------------
     As of the Fiscal Quarter ending
     June 30, 2001
                                                   2.60 to 1.00
     ---------------------------------------------------------------------------
     As of the Fiscal Quarter ending
     September 30, 2001
                                                    2.35 to 1.00
     ---------------------------------------------------------------------------
     As of the Fiscal Quarter ending
     December 31, 2001
                                                   2.1 to 1.00
     ---------------------------------------------------------------------------
     As of the Fiscal Quarter ending               2.0 to 1.00
     March 31, 2002
     ---------------------------------------------------------------------------
     As of the Fiscal Quarter ending               1.75 to 1.0
     June 30, 2002 to the
     Fiscal Quarter ending December 31, 2002
     ---------------------------------------------------------------------------
     As of the Fiscal Quarter ending               1.5 to 1.0
     March 31, 2002 and
     each Fiscal Quarter thereafter
     ---------------------------------------------------------------------------

                                                               Execution Version

     SECTION 6.18  Minimum Debt Service Coverage Ratio.  Commencing as of the
                   -----------------------------------
last day of the Fiscal Quarter ending March 31, 2001 and continuing as of last day of each Fiscal Quarter ending thereafter, the Issuer shall maintain a minimum Debt Service Coverage Ratio calculated as of the end of each Fiscal Quarter in accordance with the following schedule:

     ---------------------------------------------------------------------------
     Fiscal Quarter End                            Minimum Debt Service Coverage
                                                   Ratio
     ---------------------------------------------------------------------------
     As of the Fiscal Quarter ending
     March 31, 2001 through the Fiscal Quarter ending June 30, 2001
                                                   2.25 to 1.00

     ---------------------------------------------------------------------------
     As of the Fiscal Quarter ending
     September 30, 2001

                                                   2.5 to 1.00
     ---------------------------------------------------------------------------
     As of the Fiscal Quarter ending               2.75 to 1.0
     December 31, 2001
     ---------------------------------------------------------------------------
     Thereafter                                    3.0 to 1.0
     ---------------------------------------------------------------------------

     SECTION 6.19 Filing of Series L Preferred Stock Certificate of Determination. Should the Secretary of State of the State of California not accept the filing of the Series L Preferred Stock Certificate of Determination for any reason, or such filing does not become effective for any reason prior to the Closing, the Obligors shall do or cause to be done all things necessary in order to have such filing accepted by the Secretary of State of the State of California and to cause such Certificate of Determination to become effective within thirty (30) calendar days after the Closing Date.

                                  ARTICLE VII

                              NEGATIVE COVENANTS

          Each Obligor covenants that so long as any of the Notes are outstanding:

     SECTION 7.01  Limitation on Additional Indebtedness.  Issuer will not and
                   -------------------------------------
will not permit any of its Subsidiaries directly or indirectly to create, incur, assume, or otherwise become or remain directly or indirectly liable with respect to any Indebtedness (other than pursuant to a Contingent Obligation) except:

          (a)  The Obligations;
          (b)  the Senior Debt;
          (c) Indebtedness secured by purchase money Liens or incurred with respect to capital leases, unsecured Indebtedness, and obligations in respect of letters of credit (not including letters of credit under the Senior Debt) not to exceed $1,500,000 in the aggregate at any time outstanding.

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                                                               Execution Version

Notwithstanding the foregoing, the aggregate amount of the obligations incurred in respect of any Indebtedness or Guaranty by all Obligors which constitute Senior Debt shall not exceed the Maximum Senior Debt Amount.

     SECTION 7.02  Limitation on Creation of Liens.
                   -------------------------------

          (a)  No Liens.  Issuer will not and will not permit any of its
               --------
Subsidiaries directly or indirectly to create, incur, assume or permit to exist any Lien on or with respect to any property or asset of Issuer or any of its Subsidiaries, whether now owned or hereafter acquired, or any income or profits therefrom, except Permitted Liens.

          (b)  No Negative Pledges.  Issuer will not and will not permit any of
               -------------------
its Subsidiaries directly or indirectly to enter into or assume any agreement (other than the Senior Debt Documents) prohibiting the creation or assumption of any Lien upon its properties or assets, whether now owned or hereafter acquired (other than prohibitions against encumbrances or assignments contained in operating leases entered into by Issuer or its Subsidiaries in the ordinary course of business).

          (c)  No Restrictions on Subsidiary Distributions to Issuer.  Except as
               -----------------------------------------------------
provided herein, Issuer will not and will not permit any of its Subsidiaries directly or indirectly to create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any such Subsidiary to: (1) pay dividends or make any other distribution on any of such Subsidiary's capital stock owned by Issuer or any other Subsidiary;
(2) pay any Indebtedness owed to Issuer or any other Subsidiary; (3) make loans or advances to Issuer or any other Subsidiary; or (4) transfer any of its property or assets to Issuer or any other Subsidiary.

     SECTION 7.03  Investments/Dividends.  Issuer will not and will not permit
                   ---------------------
any of its Subsidiaries directly or indirectly to authorize, declare or pay any dividends or other distributions on its capital stock or to redeem, repurchase or acquire any shares of its capital stock or to make or own any Investment in any Person except:

          (a) Issuer and its Subsidiaries may make and own Investments in Cash Equivalents; provided that such Cash Equivalents are not subject to setoff
             --------
rights other than customary set off rights in favor of brokers, financial intermediaries, or other financial institutions at which such Cash Equivalents are obtained or maintained in the ordinary course of business;

          (b) Issuer and its Subsidiaries may make capital contributions to their wholly-owned domestic Subsidiaries; and

          (c) the Issuer may continue to hold its 45% interest in the limited liability company known as SMD Software, L.L.C., a Washington limited liability company, but may not make any further Investment therein.

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                                                               Execution Version

     SECTION 7.04 Contingent Obligations. Issuer will not and will not permit any of its Subsidiaries directly or indirectly to create or become or be liable with respect to any Contingent Obligation except:

          (a) those resulting from endorsement of negotiable instruments for collection in the ordinary course of business;

          (b)  those existing on the Closing Date and described in Schedule 3.4;
                                                                   ------------

          (c) those arising under indemnity agreements to title insurers to cause such title insurers to issue to Agent mortgagee title insurance policies;

          (d) those arising with respect to customary indemnification obligations incurred in connection with Asset Sales;

          (e) those incurred in the ordinary course of business with respect to surety and appeal bonds, performance and return-of-money bonds and other similar obligations not exceeding at any time outstanding $150,000 in aggregate liability;

          (f)  those incurred with respect to Indebtedness permitted by Section
                                                                        -------
7.01; provided any guaranty of Indebtedness subordinated to the Obligations
----
shall be subordinated to the same extent; and

          (g) except as set forth on Schedule 7.04(g), any other Contingent Obligation not expressly permitted by clauses (a) through (f) above, so long as any such other Contingent Obligations, in the aggregate at any time outstanding, do not exceed $500,000.

     SECTION 7.05  Employment Agreement.  The Issuer shall not amend any
                   --------------------
provisions in Myers' Employment Agreement, as amended as of the date hereof, relating to annual salary or the term of employment without the prior written consent of the Required Holders.

     SECTION 7.06  Restriction on Fundamental Changes.
                   ----------------------------------

          (a) Issuer will not and will not permit any of its Subsidiaries directly or indirectly to: (i) amend, modify or waive any term or provision of its organizational documents, including without limitation its articles of incorporation, certificates of designations pertaining to preferred stock, by-laws, partnership agreement or operating agreement unless required by law or such action does not materially adversely affect any Holder's rights hereunder or under any Note Document; (ii) enter into any transaction of merger or consolidation other than as set forth in Section 7.06(b) below, except, upon not
                                         ---------------
less than five (5) Business Days prior written notice to the Purchasers, any wholly-owned Subsidiary of Issuer may be merged with or into Issuer or any Obligor (provided that Issuer or such Obligor, as applicable, is the surviving
         --------
entity); (iii) liquidate, wind-up or dissolve itself (or suffer any liquidation or dissolution); or (iv) acquire by purchase or otherwise all or any substantial part of the business or assets of any other Person and, provided further, that Issuer may engage in any such transaction if in

                                                               Execution Version

connection therewith and at the closing thereof, the Notes and all premium and interest thereon are indefeasibly paid in full.

          (b) Notwithstanding anything to contrary in Section 7.06(a) above, Issuer may directly or indirectly enter into and consummate any transaction of merger or consolidation if the following conditions are satisfied:

               (i) Such transaction of merger or consolidation constitutes a Change of Control;

               (ii) The Issuer has obtained all consents necessary, including the consent of the Senior Lender, to consummate the Prepayment Offer required upon such Change of Control pursuant to Section 2.06; provided, however, that
                                        ------------  --------  -------
the Issuer shall offer to prepay all of the Notes at the applicable premium percentage set forth in Section 2.07(c) (determined by the date of such Change
                        ---------------
of Control);

               (iii) At the closing of such Change of Control, the Issuer has available in cash the funds required to consummate such Prepayment Offer, if such Prepayment Offer were to be accepted by the Holders in accordance with
Section 2.06;
------------

               (iv)   After giving effect to such Change of Control, the Issuer
is in compliance on a pro forma basis with the covenants set forth in Sections
                                                                      --------
6.16, 6.17 and 6.18 recomputed for the most recently ended quarter for which
----------     ----
information is available and is in compliance with all other terms and conditions of this Agreement; and

               (v) No Default or Event of Default then exists or would result from such Change of Control.

     SECTION 7.07  Disposal of Assets or Subsidiary Stock.  Issuer will not and
                   --------------------------------------
will not permit any of its Subsidiaries directly or indirectly to convey, sell, lease, sublease, transfer or otherwise dispose of, or grant any Person an option to acquire, in one transaction or a series of related transactions, any of its property, business or assets, or the capital stock of or other equity interests in any of its Subsidiaries, whether now owned or hereafter acquired, except for
(a) bona fide sales of inventory to customers for fair value in the ordinary course of business and dispositions of obsolete equipment not used or useful in the business, and (b) Asset Sales if all of the following conditions are met:
(i) the market value of assets sold or otherwise disposed of in any single transaction or series of related transactions does not exceed $250,000 and the aggregate market value of assets sold or otherwise disposed of in any Fiscal Year does not exceed $500,000; (ii) the Net Cash Proceeds of such Asset Disposition are applied as required by Sections 2.06 and 6.11; (iii) after
                                       -------------     ----
giving effect to the Asset Sale and the repayment of Indebtedness with the proceeds thereof, Issuer is in compliance on a pro forma basis with the covenants set forth in Sections 6.16, 6.17 and 6.18 recomputed for the most
                       -------------------     ----
recently ended quarter for which information is available and is in compliance with all other terms and conditions of this Agreement; and (iv) no Default or Event of Default then exists or would result from such Asset Sale; provided,
                                                                   --------
however, that clause (i) subsection (b) hereof shall not apply to an Asset Sale
-------
with respect to Discontinued Operations.

                                                               Execution Version

     SECTION 7.08  Transactions with Affiliates.  Issuer will not and will not
                   ----------------------------
permit any of its Subsidiaries directly or indirectly to enter into or permit to exist any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any management, consulting, investment banking, advisory or other similar services) with any Affiliate or with any director or senior executive officer of any Obligor, except (a) transactions in the ordinary course of and pursuant to the reasonable requirements of the business of Issuer or any of its Subsidiaries and upon fair and reasonable terms which are (i) fully disclosed to the Information Agent, (ii) approved by the disinterested members of the Issuer's Board or a committee thereof, and (iii) are no less favorable to Issuer or such Subsidiary than would be obtained in a comparable arm's length transaction with a Person that is not an Affiliate, (b) transactions in the ordinary course of and pursuant to the reasonable requirements of the business of Issuer or any of its Subsidiaries and upon fair and reasonable terms which are no less favorable to Issuer or such Subsidiary than would be obtained in a comparable arm's length transaction with a Person that is not an Affiliate and have a value of less than $60,000, (c) payment of reasonable compensation to senior executive officers as determined by the Compensation Committee of the Issuer's Board, and to other officers, consultants and employees, for services actually rendered to Issuer or such Subsidiary and
(d) payment of outside director's fees not to exceed $20,000 in the aggregate for any Fiscal Year.

     SECTION 7.09  Rank of Future Indebtedness.  No Obligor shall incur, create,
                   ---------------------------
issue, assume, guarantee or acknowledge any agreement with respect to (i) any Indebtedness which is senior in right of payment to the Obligations (other than Senior Debt) and which by its terms is subordinate or junior in right of payment to any Senior Debt, (ii) any Indebtedness convertible into equity securities of any Obligor unless such Indebtedness by its terms is also subordinate in right of payment to the Obligations, (iii) any Indebtedness (other than Indebtedness permitted by Section 7.01) which by its terms is subordinate or junior in right
             ------------
of payment to the Obligations or which constitutes mandatorily redeemable Preferred Stock and which has a maturity or redemption date or any installment, sinking fund, serial maturity or other required payment of principal prior the scheduled maturity of the Notes, and (iv) any Indebtedness (other than Senior
Debt) which is structurally senior in right of payment to the Obligations.

     SECTION 7.10  Changes Relating to Indebtedness.  Unless permitted under the
                   --------------------------------
Senior Debt Documents and the Intercreditor Agreement, Issuer will not and will not permit any of its Subsidiaries directly or indirectly to change or amend the terms of the Senior Debt.

     SECTION 7.11  Fiscal Year.  Issuer will not and will not permit any of its
                   -----------
Subsidiaries to change its Fiscal Year.

     SECTION 7.12  Press Release; Public Offering Materials.  Except as required
                   ----------------------------------------
by applicable law or regulation, Issuer will not and will not permit any of its Subsidiaries to disclose the name of any Holder in any press release or in any prospectus, proxy statement or other materials filed with any governmental entity relating to a public offering of the securities of any Obligor unless the applicable Holder has approved the content of any such disclosure.

                                                               Execution Version

     SECTION 7.13  Subsidiaries.  Issuer will not and will not permit any of its
                   ------------
Subsidiaries directly or indirectly to establish, create or acquire any new Subsidiary.

                                 ARTICLE VIII

                        EVENTS OF DEFAULT AND REMEDIES

     SECTION 8.01  Events of Default.  An "Event of Default" shall exist if any
                   -----------------
of the following conditions or events shall occur and be continuing:

          (a) any Obligor defaults in the payment of any principal on any Note within five (5) days of when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise; or

          (b) any Obligor defaults in the payment of any interest on any Note or any other amount due under this Agreement in full, for more than five Business Days after the same becomes due and payable; or

          (c) any Obligor defaults in the performance of or compliance with any term contained in Article VII or in Sections 6.05, 6.10, 6.11, 6.16, 6.17 and
                  -----------       -----------------------------------------
6.18.
----

          (d) Issuer or any of Issuer's Subsidiaries is enjoined, restrained or in any way prevented by the order of any court or any administrative or regulatory agency from conducting all or any Material part of its business for more than thirty (30) days;

          (e) any Obligor defaults in the performance of or compliance with any term contained herein or in the other Note Documents (other than occurrences described in other provisions of this Section 8.01 for which a different grace
                                      ------------
or cure period is specified or which constitutes immediate Events of Default) and such default is not remedied within 35 days after the earlier of (i) a Responsible Officer of such Obligor obtaining actual knowledge of such default and (ii) such Obligor receiving written notice of such default from any Holder of a Note (any such written notice to be identified as a "notice of default" and to refer specifically to this paragraph (e) of Section 8.01); or
                                               -------------

          (f) any representation or warranty made in writing by or on behalf of any Obligor or by any officer of any Obligor in any of the Note Documents or in any writing furnished in connection with the transactions contemplated hereby proves to have been false or incorrect in any Material respect on the Closing Date (except to the extent that they expressly relate to an earlier date, in which case if such representation or warranty proves to have been false or incorrect in any Material respect as of such date); or

          (g) (i) any Obligor is in default (as principal or as guarantor or other surety) in the payment of any principal of or premium or make-whole amount or interest on any Indebtedness that is outstanding in an aggregate principal amount of at least $300,000 beyond any period of grace provided with respect thereto, or (ii) any Obligor is in default in the performance of or compliance with any term of any evidence of any Indebtedness (other than the

                                                               Execution Version

Senior Debt) in an aggregate outstanding principal amount of at least $300,000 or of any mortgage, indenture or other agreement relating thereto or any other condition exists, and as a consequence of such default or condition such Indebtedness has become, or has been declared (or one or more Persons are entitled to declare such Indebtedness to be), due and payable before its stated maturity or before its regularly scheduled dates of payment, or (iii) as a consequence of the occurrence or continuation of any event or condition (other than the passage of time or the right of the Holder of Indebtedness to convert such Indebtedness into equity interests), (x) any Obligor has become obligated to purchase or repay Indebtedness (other than the Senior Debt) before its regular maturity or before its regularly scheduled dates of payment in an aggregate outstanding principal amount of at least $300,000, or (y) one or more Persons have the right to require any Obligor so to purchase or repay such Indebtedness (other than the Senior Debt); or

          (h) Issuer engages in any type of business activity other than the Business, ownership of capital stock of its Subsidiaries, and the performance of its obligations hereunder; or

          (i) any Obligor (i) is generally not paying, or admits in writing its inability to pay, its debts as they become due, (ii) files, or consents by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy, insolvency, reorganization, moratorium or other similar law of any jurisdiction, (iii) makes a general assignment for the benefit of its creditors, (iv) consents to the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, (v) is adjudicated as insolvent or to be liquidated, or (vi) takes corporate action for the purpose of any of the foregoing; or

          (j) any Note Document shall, for any reason, not be or shall cease to be in full force and effect except as provided herein or therein or shall be declared null and void;

          (k) a court or governmental authority of competent jurisdiction enters an order appointing, without consent by the applicable Obligor, a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, or constituting an order for relief or approving a petition for relief or reorganization or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of any Obligor, or any such petition shall be filed against any Obligor and such petition shall not be dismissed within 60 days; or

          (l) a final judgment or judgments for the payment of money aggregating in excess of $300,000 are rendered against one or more of the Obligor and which judgments are not, within 60 days after entry thereof, satisfied, bonded, discharged or stayed pending appeal, or are not discharged within 60 days after the expiration of such stay; or

          (m) if (i) any Plan shall fail to satisfy the minimum funding standards of ERISA or the Code for any plan year or part thereof or a waiver of such standards or extension of any amortization period is sought or granted under section 412 of the Code, (ii) a

                                                               Execution Version

notice of intent to terminate any Plan shall have been or is reasonably expected to be filed with the PBGC or the PBGC shall have instituted proceedings under ERISA section 4042 to terminate or appoint a trustee to administer any Plan or the PBGC shall have notified any Obligor or any ERISA Affiliate that a Plan may become a subject of any such proceedings, (iii) the aggregate "amount of unfunded benefit liabilities" (within the meaning of section 4001(a)(18) of ERISA) under all Plans, determined in accordance with Title IV of ERISA, shall exceed $500,000, (iv) any Obligor or any ERISA Affiliate shall have incurred or is reasonably expected to incur any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, (v) any Obligor or any ERISA Affiliate withdraws from any Multiemployer Plan, or (vi) any Obligor establishes or amends any employee welfare benefit plan that provides post-employment welfare benefits in a manner that would increase the liability of such Obligor thereunder; and any such event or events described in clauses (i) through (vi) above, either individually or together with any other such event or events, could reasonably be expected to have a Material Adverse Effect. As used in this Section 8.01(j), the terms "employee
                                         ---------------
benefit plan"and "employee welfare benefit plan" shall have the respective meanings assigned to such terms in Section 3 of ERISA; or


               (n) the failure of Issuer or any of its Subsidiaries, or any other subordinated creditor of Issuer or any of its Subsidiaries, to comply with the terms of any subordination or intercreditor agreement or any subordination provisions of any note or other document running to the benefit the Holders; or

               (o) any "Event of Default" under the Senior Debt Documents occurs.

                                  ARTICLE IX

                      Remedies on Event of Default, Etc.

          SECTION 9.01  Acceleration.

               (a) If an Event of Default with respect to any Obligor described in paragraph (i) or (k) of Section 8.01 (other than an Event of Default
                           ------------
described in clause (i) of paragraph (i) or described in clause (vi) of paragraph (i) by virtue of the fact that such clause encompasses clause (i) of paragraph (i)) has occurred, all the Notes then outstanding shall automatically become immediately due and payable.

                    (i)  If any Event of Default described in paragraph (a) or
(b) of Section 8.01 has occurred and is continuing, any Holder or Holders of
       ------------
Notes at the time outstanding affected by such Event of Default may at any time, at its or their option, by notice or notices to each Obligor, declare all the Notes held by it or them to be immediately due and payable.

                    (ii) If any other Event of Default has occurred and is continuing, the Required Holders may at any time at its or their option, by notice or notices to each Obligor, declare all the Notes then outstanding to be immediately due and payable.

                                                               Execution Version

          Upon any Notes becoming due and payable under this Section 9.01,
                                                             ------------
whether automatically or by declaration, such Notes will forthwith mature and the entire Unpaid Principal Amount of such Notes at the premium percentage set forth in Section 2.07(c)(i)-(iii) (as applicable, determined by the date of the
         ------------------------
Event of Default), together with any unpaid and accrued interest and any other premium or additional payment which would then be due (to the full extent permitted by Governing Law), shall all be immediately due and payable, in each and every case without presentment, demand, protest or further notice, all of which are hereby waived.

               (b)  Series L Preferred Stock Election of a Member of the Board
                    ----------------------------------------------------------
of Directors. If any Event of Default described in paragraph (a) or (b) of
------------
Section 8.01 has occurred and such default is not remedied within 180 days and
------------
then for so long as such Event of Default is continuing, then the Holders, owning all outstanding shares of Series L Preferred Stock of the Issuer, shall be entitled, pursuant to the terms of the Series L Preferred Stock, at their option to immediately elect two members of the Board of Directors (out of no more than 8 total Directors) of the Issuer who shall be in addition to the regular members of the Board of Directors elected by holders of the Common Stock and other classes of Preferred Stock.

               (c)  Other Remedies. If any Default or Event of Default has
                    --------------
occurred and is continuing, and irrespective of whether any Notes have become or have been declared immediately due and payable under Section 9.01(a), any
                                                     ---------------
Holder, pursuant to directions of the Required Holders, may proceed to protect and enforce the rights of such Holder by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or in any Note, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law or otherwise.

               (d)  Rescission. At any time after any Notes have been declared
                    ----------
due and payable pursuant to clause (a)(i) or (a)(ii) of Section 9.01, the
                                                        ------------
Required Holders, by written notice to each Obligor, may rescind and annul any such declaration and its consequences if (a) each Obligor has paid all overdue interest on the Notes, all principal of any Notes that are due and payable and are unpaid other than by reason of such declaration, all interest on such overdue principal and (to the extent permitted by Governing Law) any overdue interest in respect of the Notes, at the Default Rate, (b) all Events of Default and Defaults, other than non-payment of amounts that have become due solely by reason of such declaration, have been cured or have been waived pursuant to the terms hereof, and (c) no judgment or decree has been entered for the payment of any monies due pursuant hereto or to the Notes. No rescission and annulment under this Section 9.01(c) will extend to or affect any subsequent Event of
           ---------------
Default or Default or impair any right consequent thereon.

               (e)  No Waivers or Election of Remedies, Expenses, etc. No course
                    --------------------------------------------------
of dealing and no delay on the part of any Holder of any Note in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice such Holder's rights, powers or remedies. No right, power or remedy conferred by this Agreement or by any Note upon any Holder thereof shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise. Without limiting

                                                               Execution Version

the obligations of each Obligor under Section 9.01, each Obligor will pay to the
                                      -----------
Holder of each Note on demand such further amount as shall be sufficient to cover all costs and expenses of such Holder incurred in any enforcement or collection under this Section 9.01, including, without limitation, reasonable
                      ------------
attorneys' fees, expenses and disbursements.

                                   ARTICLE X

                                 MISCELLANEOUS

          SECTION 10.01  Expenses, etc. Whether or not the transactions
                         -------------
contemplated hereby are consummated, each Obligor agrees, jointly and severally to pay all reasonable costs and expenses (including reasonable attorneys' fees of a special counsel and, if reasonably required, local or other counsel) incurred by the Holders or Holder of a Note in connection with such transactions and in connection with any proposed, requested or completed amendments, waivers or consents under or in respect of this Agreement, the Notes or other Note Documents (whether or not such amendment, waiver or consent becomes effective), including, without limitation: (a) the costs and expenses incurred in enforcing or defending (or determining whether or how to enforce or defend) any rights under this Agreement, the Notes or other Note Documents or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement, the Notes or other Note Documents, or by reason of being a Holder of any Note, (b) the costs and expenses, including financial advisors' fees, incurred in connection with the insolvency or bankruptcy of any Obligor or in connection with any work-out or restructuring of the transactions contemplated hereby and by the Notes and other Note Documents. Each Obligor will pay, and will save each Holder harmless from, all claims in respect of any fees, costs or expenses if any, of brokers and finders (other than those retained by such Holder), and (c) the costs and expenses of investigating any of the foregoing. The obligations of each Obligor under this Section 10.01 will survive
                                                      -------------
the payment or transfer of any Note, the enforcement, amendment or waiver of any provision of this Agreement, the Notes or other Note Documents, and the termination of this Agreement.

          SECTION 10.02  Survival of Representations and Warranties; Entire
                         --------------------------------------------------
Agreement. All representations and warranties contained herein shall survive the
---------
execution and delivery of this Agreement and the Notes, the purchase or transfer by any Holder of any Note or portion thereof or interest therein and the payment of any Note, and may be relied upon, as of the Closing Date, by any subsequent Holder of a Note, regardless of any investigation made at any time by or on behalf of any Holder. All statements contained in any certificate or other instrument delivered by or on behalf of each Obligor pursuant to this Agreement shall be deemed representations and warranties of each Obligor under this Agreement. Subject to the preceding sentence, the Note Documents embody the entire agreement and understanding between each Holder and each Obligor and supersede all prior agreements and understandings relating to the subject matter hereof, including the Commitment Letter dated December 11, 2000, between the Issuer and the Intercreditor Agent.

                                                               Execution Version

          SECTION 10.03  Amendment and Waiver.
                         --------------------
               (a)  Requirements.

                    (i) General Provisions. Unless otherwise provided for or required in this Agreement, no amendment or modification or any provision of this Agreement, the Notes or the other Note Documents shall be effective without the written agreement of the Required Holders (which the Required Holders shall have the right to grant or withhold in their sole discretion) and each Obligor. No termination or waiver of any provision of this Agreement, the Notes or the other Note Documents, or consent to any departure by an Obligor therefrom, shall be effective without the written concurrence of the Required Holders, which the Required Holders shall have the right to grant or withhold in their sole and absolute discretion. All amendments, modifications, waivers and consents shall require only the approval of the Required Holders. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given. No notice to or demand on an Obligor in any case shall entitle an Obligor to any other or further notice or demand in similar or other circumstances.

                    (ii) Amendments, Consents and Waivers by Affected Holders. Any amendment, modification, termination, waiver or consent with respect to any of the following, shall be effective only by a written agreement signed by each Holder affected thereby:

                         (A)  the provisions of Sections 2.01, 4.01, 4.02, 9.01,
                                                -------------------------------
10.06 or 10.07 of this Agreement, or any defined term (as it is used therein);
--------------
and

                         (B)  subject to the provisions of Section 9.01 relating
                                                           ------------
to acceleration or rescission, the amount or time of any prepayment or payment of principal of, or the rate or amount of interest or the time of payment or method of computation of interest on, the Notes;

                    (iii) Amendments, Consents and Waivers by all Holders. Any amendment modification, termination, waiver or consent with respect to any of the following shall be effective only by a written agreement, signed by each
Holder:

                         (A)  release of any Obligor of the Obligations;

                         (B)  Section 10.03 or the percentage of the principal
                              -------------
amount of the Notes the Holders of which are required to consent to any such amendment or waiver;

                         (C) any Event of Default described in Sections 8.01(a)
                                                               ----------------
and (b).
-------

               (b)  Delivery of Amendments, Waivers, etc. Each Obligor will
                    ------------------------------------
deliver executed or true and correct copies of each amendment, waiver or consent effected pursuant to the provisions of this Section 10.03 to each Holder of
                                            -------------
outstanding Notes promptly following the

                                                               Execution Version

date on which it is executed and delivered by, or receives the consent or approval of, the Required Holders.

               (c)  Payment. Each Obligor will not directly or indirectly pay or
                    -------
cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, or grant any security, to any Holder of Notes as consideration for or as an inducement to the entering into by any Holder of Notes or any waiver or amendment of any of the terms and provisions hereof unless such remuneration is concurrently paid, or security is concurrently granted, on the same terms, ratably to each Holder of Notes then outstanding even if such Holder did not consent to such waiver or amendment.

               (d)  Binding Effect, etc. Any amendment or waiver consented to as
                    -------------------
provided in this Section 10.03 applies equally to all Holders of Notes and is
                 -------------
binding upon them and upon each future Holder of any Note and upon each Obligor without regard to whether such Note has been marked to indicate such amendment or waiver. No such amendment or waiver will extend to or affect any obligation, covenant, agreement, Default or Event of Default not expressly amended or waived or impair any right consequent thereon. No course of dealing between each Obligor and the Holder of any Note nor any delay in exercising any rights hereunder or under any Note shall operate as a waiver of any rights of any Holder of such Note.

               (e)  Notes held by each Obligor, etc. Solely for the purpose of
                    -------------------------------
determining whether the Holders of the requisite percentage of the aggregate principal amount of Notes then outstanding approved or consented to any amendment, waiver or consent to be given under this Agreement or the Notes, or have directed the taking of any action provided herein or in the Notes to be taken upon the direction of the Holders of a specified percentage of the aggregate principal amount of Notes then outstanding, Notes directly or indirectly owned by each Obligor or any of its Affiliates shall be deemed not to be outstanding.

               SECTION 10.04  Notices.  All notices and communications provided
                              -------
for hereunder shall be in writing and deemed given or delivered when delivered personally or sent by telecopy if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid), or by registered or certified mail with return receipt requested (postage prepaid) and addressed as follows (or at such other address for a party as shall be specified in a notice given in accordance with this Section 10.04):
                                                                --------------
               (a)  if to any Obligor, to it care of:

               Emergent Information Technologies, Inc.
               4695 MacArthur Court, 8th Floor
               Newport Beach, California 92660
               Attention:  Steven S. Myers
               Telephone:  (949) 975-1487
               Telecopy:  (949) 975-1342

                                                               Execution Version

               with a copy to:

               Riordan & McKinzie
               600 Anton Boulevard, 18th Floor
               Costa Mesa, California 92626
               Attention:  James Loss, Esq.
               Telephone:  (714) 433-2600
               Telecopy:  (714) 549-3244

               (b)  if to the Purchasers or Holders, to:

               Libra Mezzanine Partners II-A, L.P.
               11766 Wilshire Boulevard, Suite 850
               Los Angeles, California 90025
               Attention:  Michael A. Kane
               Telephone:  (310) 996-9585
               Telecopy:  (310) 996-9577

               and

               Rocky Mountain Capital Partners
               1125 17th Street, Suite 2260
               Denver, Colorado 80202
               Attention:  Edward C. Brown
               Telephone:  (303) 297-1701
               Telecopier:  (303) 297-1702

               with a copy to:

               Sidley & Austin
               555 West Fifth Street, 40th Floor
               Los Angeles, California 90013
               Attention:  Gary J. Cohen, Esq.
               Telephone: (213) 896-6013
               Telecopier:  (213) 896-6600

               (c)  if to the Information Agent or the Intercreditor Agent, to:

               Libra Mezzanine Partners II-A, L.P.
               11766 Wilshire Boulevard, Suite 850
               Los Angeles, California 90025
               Attention:  Michael A. Kane
               Telephone:  (310) 996-9585
               Telecopy:  (310) 996-9577

                                                               Execution Version

               (d) if to any other Holder, to its address shown on the Note register to be maintained by the Issuer, on behalf of the Issuer, pursuant to
Section 2.02.
------------

          SECTION 10.05  Reproduction of Documents. This Agreement and all
                         -------------------------
documents relating thereto, including, without limitation, (a) consents, waivers and modifications that may hereafter be executed, (b) documents received by the Purchasers at the Closing (except the Notes themselves), and (c) financial statements, certificates and other information previously or hereafter furnished to any Holder, may be reproduced by the Holders by any photographic, photostatic, microfilm, microcard, miniature photographic or other similar process and each Holder may destroy any original document so reproduced. Each Obligor agrees and stipulates that, to the extent permitted by Governing Law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by any Holder in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence. This
Section 10.05 shall not prohibit each Obligor or any other Holder of Notes from
-------------
contesting any such reproduction to the same extent that it could contest the original, or from introducing evidence to demonstrate the inaccuracy of any such reproduction.

          SECTION 10.06 Confidential Information. For the purposes of this
                        ------------------------
Section 10.06, "Confidential Information" means information delivered to any
-------------
Holder by or on behalf of each Obligor in connection with the transactions contemplated by or otherwise pursuant to this Agreement that is proprietary in nature and that was clearly marked or labeled or otherwise adequately identified when received by such Holder as being confidential information of each Obligor, provided that such term does not include information that (a) was publicly known
-----
to any Holder prior to the time of such disclosure, (b) subsequently becomes publicly known through no act or omission by any Holder or any Person acting on behalf of any Holder, (c) otherwise becomes known to any Holder other than through disclosure by each Obligor or its representatives or (d) constitutes financial statements delivered to any Holder under Section 6.01 that are
                                                   ------------
otherwise publicly available. Each Holder will maintain the confidentiality of such Confidential Information in accordance with procedures adopted by such Holder in good faith to protect confidential information of third parties delivered to such Holder, provided that each Holder may deliver or disclose
                          --------
Confidential Information to its (i) directors, officers, employees, agents, attorneys and affiliates (to the extent such disclosure reasonably relates to the administration of the investment represented by its Notes), (ii) financial advisors and other professional advisors who agree to hold confidential the Confidential Information substantially in accordance with the terms of this
Section 10.06, (iii) any other Holder of any Note, (iv) any Person to which such
-------------
Holder sells or offers to sell such Note or any part thereof or any participation therein (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section
                                                                       -------
10.06), (v) any Person from which such Holder offers to purchase any security of
-----
each Obligor (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 10.06),
                                                               -------------
(vi) any federal or state regulatory authority having jurisdiction over such Holder, (vii) any nationally recognized rating agency that requires access to information about such Holder's investment portfolio or (viii) any other Person to which such delivery or disclosure

                                                               Execution Version

may be necessary or appropriate (w) to effect compliance with any Requirement of Law applicable to such Holder, (x) in response to any subpoena or other legal process, (y) in connection with any litigation to which such Holder is a party or (z) if an Event of Default has occurred and is continuing, to the extent such Holder may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under such Holder's Notes and this Agreement; provided that in the case of
                                              --------
clauses (vi), (vii) and (viii) such Obligor shall, if reasonably possible, be promptly notified prior to such disclosure at least ten (10) days in advance of such disclosure so that such Obligor may seek a protective order or other appropriate remedy, and each Holder shall cooperate with such Obligor in pursuing any such course of action. Each Holder of a Note, by its acceptance of a Note, will be deemed to have agreed to be bound by and to be entitled to the benefits of this Section 10.06 as though it were a party to this Agreement. On
                 -------------
reasonable request by each Obligor in connection with the delivery to any Holder of a Note of information required to be delivered to such Holder under this Agreement or requested by such Holder (other than a Holder that is a party to this Agreement or its nominee), such Holder will enter into an agreement with each Obligor embodying the provisions of this Section 10.06.
                                              -------------
          SECTION 10.07  Transfers of Notes.  Subject to the requirements of
                         ------------------
Section 2.02(a), each Purchaser and any subsequent Holder shall have the right
---------------
to transfer the Notes held by any such Person to any other Person, by written notice to each Obligor, which notice shall be signed by both the Purchaser and such transferee, shall contain such transferee's agreement to be bound by this Agreement and the Notes shall contain a confirmation by such transferee of the accuracy with respect to it of the representations set forth in Section 5.02.
                                                                ------------
Upon receipt of such notice, wherever the word "Purchasers" or "Holder" as used in this Agreement (other than in this Section 10.07), such word shall be deemed
                                      --------------
to refer to such transferee in lieu of the Purchasers or such Holder, as the case may be. No transfer of any Note shall relieve the transferring Holder of its obligations under Section 10.06.
                      -------------
          SECTION 10.08  Successors and Assigns.  All covenants and other
                         ----------------------
agreements contained in this Agreement by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and assigns (including, without limitation, any subsequent Holder of a Note) whether so expressed or not.

          SECTION 10.09  Severability. Any provision of this Agreement that is
                         ------------
prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

          SECTION 10.10 Construction. Each covenant contained herein shall be
                        ------------
construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant. Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

                                                               Execution Version

          SECTION 10.11 Counterparts. This Agreement may be executed in any
                        ------------
number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.

          SECTION 10.12 Governing Law; Jury Trial Waiver.
                        --------------------------------
               (a) This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of California excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.

               (b) EACH OBLIGOR AND EACH PURCHASER EACH HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (1) ARISING UNDER THIS AGREEMENT OR ANY OF THE OTHER NOTE DOCUMENTS OR (2) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO IN RESPECT OF THIS AGREEMENT OR ANY OF THE OTHER NOTE DOCUMENTS OR THE TRANSACTIONS RELATED HERETO OR THERETO IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE. EACH OBLIGOR AND EACH HOLDER HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT AN OBLIGOR OR A HOLDER MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

          SECTION 10.13    Indemnification.
                           ----------------
               (a) The Issuer hereby indemnifies and agrees to defend and hold harmless each Holder and its directors, officers, agents, employees and counsel from and against any and all losses, claims, damages, liabilities, deficiencies, judgments or expenses incurred by any of them (except to the extent that it is finally judicially determined to have resulted from its own gross negligence or willful misconduct) arising out of or by reason of (a) any actual or proposed use by any Issuer or any other Person of the proceeds of the Notes, (b) any litigation, investigations, claims or proceedings which arise out of or are in any way related to (i) the Note Documents or the transactions contemplated hereby or any transaction arising under or relating to the Note Documents, including, without limitation, amounts paid in settlement, court costs and the fees and disbursements of counsel incurred in connection with any such litigation, investigation, claim or proceeding or any advice rendered in connection with any of the foregoing and (c) any remedial or other action taken by an Obligor or any of the Holders in connection with compliance by any Obligor, or any of its properties, with any federal, state or local environmental laws, acts, rules, regulations, orders, directions, ordinances, criteria or guidelines. Without limiting any provision of this Agreement, it is the express intention of the parties hereto that each Person indemnified hereunder shall be indemnified and held harmless against any and all losses, liabilities, claims or damages arising out of or resulting from the sole

                                                               Execution Version

or concurrent negligence of such Person. Without prejudice to the survival of any other Obligations of the Obligor hereunder and under the other Note Documents, the Obligations of each Obligor under this Section 10.13 will survive
                                                      -------------
the payment or transfer of any Note, the enforcement, amendment or waiver of any provision of this Agreement or the Notes, and the termination of this Agreement.

               (b) To the extent that the Intercreditor Agent is required to be reimbursed and indemnified by the Issuer but is not reimbursed and indemnified by the Issuer, the Holders will reimburse and indemnify the Intercreditor Agent for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against it in any way relating to or arising out of the Intercreditor Agreement or any action taken or omitted by the Intercreditor Agent under the Intercreditor Agreement, in proportion to each Holders pro rata share of the Notes. The obligations of the Holders under this Section 10.13 shall survive the
                                                 -------------
payment in full of the Obligations and all other Obligations and the termination of this Agreement and the Intercreditor Agreement.

          SECTION 10.14  Maximum Rate. Notwithstanding anything to the contrary
                         ------------
contained elsewhere in this Agreement or in any other Note Document, the Obligor and the Holders hereby agree that all agreements among them under this Agreement and the other Note Documents, whether now existing or hereafter arising and whether written or oral, are expressly limited so that in no contingency or event whatsoever shall the amount paid, or agreed to be paid, to any Holder for the use, forbearance, or detention of the money loaned to the Issuer and evidenced hereby or thereby or for the performance or payment of any covenant or obligation contained herein or therein, exceed the Highest Lawful Rate. If due to any circumstance whatsoever, fulfillment of any provisions of this Agreement or any of the other Note Documents at the time performance of such provision shall be due shall exceed the Highest Lawful Rate, then, automatically, the obligation to be fulfilled shall be modified or reduced to the extent necessary to limit such interest to the Highest Lawful Rate, and if from any such circumstance the any Holder should ever receive anything of value deemed interest by Governing Law which would exceed the Highest Lawful Rate, such excessive interest shall be applied to the reduction of the principal amount then outstanding hereunder or on account of any other then outstanding Obligations and not to the payment of interest, or if such excessive interest exceeds the principal unpaid balance then outstanding hereunder and such other then outstanding Obligations, such excess shall be refunded to the Issuer. All sums paid or agreed to be paid to any Holder for the use, forbearance, or detention of the Obligations and other Indebtedness of the Issuer to the Holders, to the extent permitted by Governing Law, shall be amortized, prorated, allocated and spread throughout the full term of such Indebtedness, until payment in full thereof, so that the actual rate of interest on account of all such Indebtedness does not exceed the Highest Lawful Rate throughout the entire term of such Indebtedness. The terms and provisions of this Section 10.14 shall
                                                            -------------
control every other provision of this Agreement and all agreements among the Obligor and the Holders.

                           *   *    *

                                                               Execution Version

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

Issuer:                                              Guarantor:
------                                               ---------

EMERGENT INFORMATION                                 EMERGENT INFORMATION
TECHNOLOGIES, INC.,                                  TECHNOLOGIES-WEST,
a California corporation                             a California corporation

By:  /s/ Steven S. Myers                             By:  /s/ Steven S. Myers
     steven S. Myers                                      Name:
     Chairman                                             Title:


Guarantor:                                           Guarantor:
---------                                            ---------

EMERGENT INFORMATION                                 EMERGENT INFORMATION
TECHNOLOGIES-EAST                                    TECHNOLOGIES-CENTRAl,
a California corporation                             a California corporation

By:  /s/ Steven S. Myers                             By:  /s/ Steven S. Myers
     Name:                                                Name:
     Title:                                               Title:

Guarantor:                                           Guarantor:
---------                                            --------

EMERGENT INFORMATION                                 KAPOS ASSOCIATES, INC.,
TECHNOLOGIES-INTERNATIONAL, INC.,                    a Virginia corporation
a Delaware corporation

By:  /s/ Steven S. Myers                             By:  /s/ Steven S. Myers
     Name:                                                Name:
     Title:                                               Title:

Guarantor:                                           Guarantor:
---------                                            ---------

STEVEN MYERS & ASSOCIATES, Inc.,                     STAMINET, INC.,
a California corporation                             a California corporation

By:  /s/ Steven S. Myers                             By:  /s/ Steven S. Myers
     Name:                                                Name:
     Title:                                               Title:

                             Signature Page 1 of 2

Purchaser:                                  Purchaser:
---------                                   ----------

LIBRA MEZZANINE PARTNERS II, L.P.,          LIBRA MEZZANINE PARTNERs, L.P.,
a Delaware limited partnership,             a Delaware limited partnership

By:   LUSB, L.L.C., General Partner

By:   LIBRA INVESTORS III, L.L.C.,          By:    LFM, LLC, its General Partner
      its Managing Member
                                            By:    Libra Investors, LLC,
By:   /s/ Michael A. Kane                          its Managing Member
      Michael A. Kane
      Managing Director                     By:    /s/ Michael A. Kane
                                                   Michael A. Kane
                                                   Managing Director

Purchaser, Intercreditor Agent              Purchaser:
------------------------------              ---------
and Information Agent:
---------------------

Libra Mezzanine Partners II-A, L.P.,        Libra Capital Partners, L.P.,
a Delaware limited partnership,             a Delaware limited partnership,

By:   Libra Investors III-A, LLC,           By:    LFE, LLC,
      its general partner                          its general partner

By:  /s/ Michael A. Kane                    By:    Libra Investors II, LLC,
     Michael A. Kane                               its managing member
     Managing Director
                                            By:    /s/ Michael A. Kane
                                                   James B. Upchurch
                                                   President

Purchaser:
---------

Rocky Mountain Mezzanine Fund II, L.P.,
a Colorado limited partnership

By:   Rocky Mountain Capital Partners LLP,
     its general partner

By:  /s/ Edward C. Brown
     Edward C. Brown
     Managing Partner

                             Signature Page 2 of 2

                                   Exhibit A

                                  Form of Note


          THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR AN APPLICABLE EXEMPTION TO THE REGISTRATION REQUIREMENTS OF SUCH ACT OR SUCH LAWS.

          THIS INSTRUMENT AND THE RIGHTS AND OBLIGATIONS EVIDENCED HEREBY ARE SUBORDINATE IN THE MANNER AND TO THE EXTENT SET FORTH IN THAT CERTAIN SUBORDINATION AND INTERCREDITOR AGREEMENT (THE "SUBORDINATION AGREEMENT") DATED AS OF DECEMBER 29, 2000 AMONG LIBRA MEZZANINE PARTNERS II-A, L.P. (THE "SUBORDINATED AGENT"), THE OTHER SUBORDINATED CREDITORS NAMED THEREIN, EMERGENT INFORMATION TECHNOLOGIES, INC. (THE "BORROWER"), AND MELLON BANK, N.A. ( "AGENT"), TO THE INDEBTEDNESS (INCLUDING INTEREST) OWED BY THE BORROWER PURSUANT TO THAT CERTAIN SECOND AMENDED AND RESTATED CREDIT AND SECURITY AGREEMENT DATED AS OF DECEMBER 29, 2000 AMONG THE BORROWER, AGENT AND THE LENDERS FROM TIME TO TIME PARTY THERETO, AS SUCH AMENDED AND RESTATED CREDIT AND SECURITY AGREEMENT HAS BEEN AND HEREAFTER MAY BE AMENDED, SUPPLEMENTED OR OTHERWISE MODIFIED FROM TIME TO TIME AND TO INDEBTEDNESS REFINANCING THE INDEBTEDNESS UNDER THAT AGREEMENT AS CONTEMPLATED BY THE SUBORDINATION AGREEMENT; AND EACH HOLDER OF THIS INSTRUMENT, BY ITS ACCEPTANCE HEREOF, IRREVOCABLY AGREES TO BE BOUND BY THE PROVISIONS OF THIS SUBORDINATION AGREEMENT.

                    Emergent Information Technologies, Inc.

                                    Issuer

          Form of 13% Senior Subordinated Note Due  December 29, 2005

$[     ]                                               No. 1:  December 29, 2000

          For Value Received, the undersigned, Emergent Technologies, Inc., a California corporation (the "Issuer") hereby promises to pay to the order of [
], or registered assigns ("Holder"), the principal sum of [      ] Dollars
($[         ]) on , December 29, 2005, with interest (computed on the
basis of a 360-day year of four (4) ninety (90) day quarters) (a) on the unpaid balance thereof at the rate of 13% per annum from the date hereof, payable quarterly, on the 15th day of January, 15th day of April, 15th day of July and 15th day of October in each year, commencing with April 15, 2001 (which payment shall include all interest accrued, but unpaid from the date hereof), until the principal hereof and any then unpaid interest shall have become due and payable, and (b) to the extent permitted herein on any overdue payment (including any overdue prepayment) of principal and any overdue payment of interest payable quarterly as aforesaid (or, at the option of the registered Holder hereof, on demand), at a rate from time to time equal to 16% per annum (computed on the basis of a 360-day year of four (4) ninety (90) day quarters) (the "Default Rate").

          Payments of principal of and interest on with respect to this Note are to be made in lawful money of the United States of America by the method and to the address or account specified with respect to the holder hereof pursuant to
Section 2.05 of the Note Purchase Agreement referred to below.

          The Issuer hereby acknowledges and makes this Note a registered obligation for United States withholding tax purposes. The Issuer shall be the registrar for this Note (the "Registrar") with full power of substitution. In the event the Registrar becomes unable or unwilling to act as registrar under this Note and the Note Purchase Agreement, Issuer shall reasonably designate a successor Registrar. Each Holder who is a foreign person, by its acceptance of this Note, hereby agrees to provide Issuer with a completed Internal Revenue Service Form W-8 (Certificate of Foreign Status) or a substantially similar form for such Holder, participants or other affiliates who are holders of beneficial interests in this Note. Notwithstanding any contrary provision contained in this Note or any of the other Note Documents, neither this Note nor any interests therein may be sold, transferred, hypothecated, participated or assigned to any Person except upon satisfaction of the conditions specified in this paragraph. Each Holder, by its acceptance of its Note(s), agrees to be bound by the provisions of this paragraph and to indemnify and hold harmless the Registrar against any and all loss or liability arising from the disposition by such Holder of this Note or any interest therein in violation of this paragraph. The Registrar shall keep at its principal executive office (or an office or agency designated by it by notice to the last registered Holder) a ledger, in which, subject to such reasonable regulations as it may prescribe, but at its expense (except as specified below), it shall provide for the registration and transfer of this Note. No sale, transfer, hypothecation, participation or assignment of this Note or any interest herein shall be effective for any purpose until it shall be registered on the books of the Registrar to be maintained for such purpose. The Registrar shall record the transfer of this Note on the books maintained for this purpose upon receipt by the Registrar at the office or agency designated by the Registrar of
(a) a written assignment of this Note (or the applicable interest therein), (b) funds sufficient to pay any transfer taxes payable upon the making of such transfer as well as the cost of reviewing the documents presented to the Registrar, and (c) such evidence of due execution as the Registrar shall reasonably require. The Registrar shall record the transfer of this Note on the books maintained for such purpose at the cost and expense of the assignee.

          This Note is one of a series of Senior Subordinated Notes (herein called the "Notes") issued pursuant to a Note Purchase Agreement dated as of December 29, 2000 (as the same may be amended, supplemented, or otherwise modified from time to time, the "Note Purchase Agreement"; capitalized terms used herein and not otherwise defined have the meanings set forth in the Note Purchase Agreement), among the Issuer, certain affiliates of the Issuer, in their capacity as guarantors of the Notes, and the Purchasers named therein and is entitled to the benefits thereof.

          This Note is subject to prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreement, but not otherwise.

          If an Event of Default, as defined in the Note Purchase Agreement, occurs and is continuing, the interest rate on this Note shall be the Default Rate without notice, and the principal of this Note may be declared or otherwise become due and payable in the manner, at the price and with the effect provided in the Note Purchase Agreement.

          Issuer agrees to pay all reasonable costs and expenses (including reasonable attorneys' fees of a special counsel and, if reasonably required, local or other counsel) incurred by the Holders of this Note in connection any defaults and any amendments, waivers or consents under or in respect of this Note or other Note Documents (whether or not such amendment, waiver or consent becomes effective), including, without limitation: (a) the costs and expenses incurred in enforcing or defending (or determining whether or how to enforce or defend) any rights under this Note or other Note Documents or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Note or other Note Documents, or by reason of being a Holder of any Note, and (b) the costs and expenses, including financial advisors' fees, incurred in connection with the insolvency or bankruptcy of Issuer or in connection with any work-out or restructuring of the transactions contemplated hereby and by the Notes and other Note Documents. Issuer will pay, and will save each Holder harmless from, all claims in respect of any fees, costs or expenses if any, of brokers and finders (other than those retained by Holder). The obligations of Issuer under paragraph will survive the payment or transfer of this Note, the enforcement, amendment or waiver of any provision of this Note or other Note Documents, and the termination of this Note or other Note Documents.

          This Note shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of California excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.

          Issuer agrees that all such payments of interest and such other amounts shall become and be forthwith due and payable, without presentment, and Issuer hereby waives protest, diligence, demand for payment, notice of default or nonpayment, notice of dishonor and all other demands and notices in connection with the delivery, acceptance, performance and enforcement of this Note, and to the fullest extent permitted by law, all rights to assert any statute of limitations to an action hereunder.

          ISSUER AND THE HOLDER OF THE NOTE EACH HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (1) ARISING UNDER THE NOTES OR ANY OF THE OTHER NOTE DOCUMENTS OR (2) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO IN RESPECT OF THE NOTES OR ANY OF THE OTHER NOTE DOCUMENTS OR THE TRANSACTIONS RELATED HERETO OR THERETO IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE. ISSUER AND THE HOLDER OF THE NOTE EACH HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT ISSUER OR THE HOLDER OF THE NOTE MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS NOTE WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

          Notwithstanding anything to the contrary contained elsewhere in this Note or in any other Note Document, the Issuer and the Holder of this Note hereby agree that all agreements among them under this Note and the other Note Documents, whether now existing or hereafter arising and whether written or oral, are expressly limited so that in no contingency or event whatsoever shall the amount paid, or agreed to be paid, to such Holder for the use, forbearance, or detention of the money loaned to the Issuer and evidenced hereby or thereby or for the performance or payment of any covenant or obligation contained herein or therein, exceed the Highest Lawful Rate. If due to any circumstance whatsoever, fulfillment of any provisions of this Note or any of the other Note Documents at the time performance of such provision shall be due shall exceed the Highest Lawful Rate, then, automatically, the obligation to be fulfilled shall be modified or reduced to the extent necessary to limit such interest to the Highest Lawful Rate, and if from any such circumstance the such Holder should ever receive anything of value deemed interest by Governing Law which would exceed the Highest Lawful Rate, such excessive interest shall be applied to the reduction of the principal amount then outstanding hereunder or on account of any other then outstanding Obligations and not to the payment of interest, or if such excessive interest exceeds the principal unpaid balance then outstanding hereunder and such other then outstanding Obligations, such excess shall be refunded to the Issuer. All sums paid or agreed to be paid to such Holder for the use, forbearance, or detention of the Obligations and other Indebtedness of the Issuer to the Holders, to the extent permitted by Governing Law, shall be amortized, prorated, allocated and spread throughout the full term of such Indebtedness, until payment in full thereof, so that the actual rate of interest on account of all such Indebtedness does not exceed the Highest Lawful Rate throughout the entire term of such Indebtedness. For purposes of this paragraph, "Highest Lawful Rate" means, at any given time during which any Obligations shall be outstanding hereunder, the maximum nonusurious interest rate that at any time or from time to time may be contracted for, taken, reserved, charged or received on the Obligations, under the laws of the State of California (or the law of any other jurisdiction whose laws may be mandatorily applicable notwithstanding other provisions of this Note and the other Note Documents), or under applicable federal laws which may presently or hereafter be in effect and which allow a higher maximum nonusurious interest rate than under the laws of the State of California (or such other jurisdiction's law), in any case after taking into account, to the extent permitted by Governing Law, any and all relevant payments or charges under this Note and any other Note Documents executed in connection herewith, and any available exemptions, exceptions and exclusions. The terms and provisions of this paragraph shall control every other provision of this Note and all agreements among Issuer and such Holder.

                                                               EXECUTION VERSION

          IN WITNESS WHEREOF, the Issuer has executed this Note on the date first written above.

                                 Emergent Information Technologies, Inc., a California corporation


                                 By:_____________________________
                                     Name:
                                     Title:

                                                               EXECUTION VERSION

                                   Exhibit B

                             Form of Legal Opinion


Libra Mezzanine Partners II-A, L.P., as Purchaser,
Intercreditor Agent and Information Agent,
and the other Purchasers (as defined)
c/o Libra Mezzanine Partners II-A, L.P.
11766 Wilshire Boulevard, Suite 870
Los Angeles, California  90025

          Re: Note and Stock Purchase Agreement dated as of December 29, 2000 among Emergent Information Technologies, Inc., the Guarantors signatory thereto, and the Purchasers therein

Ladies and Gentlemen:

     We have acted as special counsel to Emergent Information Technologies, Inc., a California corporation ("Issuer"), and the Guarantors (as defined) in connection with the Note and Stock Purchase Agreement (the "Agreement") dated as of December 29, 2000 among Issuer, the Guarantors signatory thereto (collectively, the "Guarantors") and Libra Mezzanine Partners II, L.P. and others named therein (collectively "Purchaser"). This opinion is furnished pursuant to Section 4.02(c) of the Agreement. Capitalized terms used in this opinion which are not otherwise defined herein shall have the meanings given such terms in the Agreement.

     In rendering this opinion, we have examined, among other things, executed originals, or copies identified to our satisfaction as being true and correct copies, of the following documents ((i) through (vii) below, the "Note Documents"):

     (i)   the Agreement, including the exhibits and schedules thereto;

     (ii)  the Notes;

     (iii) the Subordination and Intercreditor Agreement, dated as of December 29, 2000 among the Issuer, the Purchaser and Mellon Bank, N.A.;

     (iv) the Controlling Shareholder Agreement, dated as of December 29, 2000 among the Issuer, Purchaser, Steven S. Myers and other signatories thereto;

     (v) the Registration and Antidilution Rights Agreement, dated as of December 29, 2000 among the Issuer and the Holders of registrable securities referred to therein;

Libra Mezzanine Partners II, L.P.
and the other Purchases
December 29, 2000
Page 8


     (vi) the Management Rights Agreement, dated as of December 29, 2000 between the Issuer and Libra Mezzanine Partners II, L.P.;

     (vii)  the Contribution Agreement, dated as of December 29, 2000;

     (viii) a copy of the Issuer's Amended and Restated Articles of Incorporation, as amended to date (the "Articles");

     (ix) a copy of the Issuer's Certificate of Determination for the Series L Preferred Stock, submitted for filing with the Secretary of State of California on December 29, 2000;

     (x) a copy of each Guarantor's Articles of Incorporation or Certificate of Incorporation and all amendments thereto;

     (xi)   a copy of the Issuer's bylaws, as amended to date;

     (xii)  a copy of each of each Guarantor's bylaws, as amended to date;

     (xiii) resolutions adopted by the Boards of Directors of the Issuer and the Guarantors, certified by each such entity as constituting all of the resolutions or actions taken by such Boards of Directors pertaining to the Agreement and the transactions contemplated thereby;


     (xiv) certificates addressed to us and dated of even date herewith executed by the Issuer and each of the Guarantors; and

     (xv) Certificates of Good Standing of the Issuer and, except with respect to Kapos Associates, Inc. and StamiNet, Inc., each of the Guarantors.

     In addition, we have examined such other documents, records, legal matters and certificates or comparable documents of public officials and of the Issuer and the Guarantors as we have deemed necessary or relevant for purposes of this opinion. As to certain factual matters, we have, with your consent, relied upon certificates of public officials and officers of each Guarantor and the Issuer without having independently verified the accuracy or completeness thereof. In all such examinations, we have assumed the genuineness of all signatures (other than

Libra Mezzanine Partners II, L.P.
and the other Purchases
December 29, 2000
Page 9

those of Issuer and the Guarantors, and, for purposes of paragraph 9 only, Steven S. Myers), the authenticity of documents submitted to us as originals and the conformity to the originals of all documents submitted to us as certified, conformed or photostatic copies.

     To the extent that the obligations of Issuer or the Guarantors may be dependent upon such matters, we have assumed for purposes of this opinion, (a) that each party (other than Issuer and the Guarantors) to the Note Documents is duly incorporated or formed, validly existing and in good standing under the laws of its jurisdiction of incorporation or formation, that each such party has the corporate or other organizational power and authority to execute and deliver the Note Documents to which it is a party, (b) that the Note Documents have been duly authorized, executed and delivered by each such party (other than the Issuer and the Guarantors, and, for purposes of paragraph 9 only, Steven S. Myers), (c) that each such party (other than Issuer and the Guarantors) has the requisite corporate or other organizational power and authority to perform its obligations under such documents and (d) that each of such Note Documents constitutes the legal, valid and binding obligation of each such party (other than the Issuer and the Guarantors), enforceable against each such party in accordance with their respective terms.

     We have investigated such questions of law for the purpose of rendering this opinion as we have deemed necessary. We are attorneys admitted to practice in the State of California. We express no opinion as to matters under or involving the laws of any jurisdiction other than the laws of the State of California, United States federal law and the State of Delaware General Corporation Law, as such laws presently stand. We are not opining on, and we assume no responsibility as to, the applicability to or effect on any of the matters covered herein of the laws of any other jurisdiction. Further, we note that one of the Guarantors, Kapos Associates, Inc. ("Kapos"), is a Virginia corporation; to the extent our opinions as to Kapos contained in this opinion are governed by Virginia law, we have assumed that the laws of the State of California govern these matters. For purposes of California usury laws, we have relied, without further investigation, on a certificate from the Issuer and the Guarantors as to certain factual matters, which certificate is attached hereto as Exhibit A. We express no opinion with respect to United States federal or
   ---------
state securities or "blue sky" laws. In addition, we are not expressing any opinion as to the effect of compliance by each of the Purchasers with any state or United States federal laws or regulations applicable to the transactions contemplated by the Note Documents because of the nature of their respective businesses. We also assume that each of the Purchasers will act in good faith and will seek to enforce its rights and remedies under the Note Documents in a commercially reasonable manner.

     Based upon the foregoing, it is our opinion that:

Libra Mezzanine Partners II, L.P.
and the other Purchases
December 29, 2000
Page 10


     1. The Issuer and each Guarantor (a) is a corporation validly existing and in good standing under the laws of the jurisdiction of its organization (except that Kapos is not in good standing in Virginia and StamiNet, Inc. is not in good standing in California), (b) has all requisite corporate power and authority to own or lease its property and assets and to carry on its business as now conducted and (c) has all necessary corporate power and authority to execute, deliver and perform its obligations under each of the Note Documents to which it is a party.

     2. The Issuer and each Guarantor is duly qualified as a foreign corporation and is in good standing in each jurisdiction as set forth on
Schedule 1 attached hereto.
----------

     3. The execution, delivery and performance of each of the Note Documents by the Issuer and each Guarantor party thereto (a) have been duly authorized by all requisite corporate action of the Issuer and each Guarantor and (b) does not
(i) violate or conflict with any provision of any United States federal, California state, or Delaware General Corporation Law, statute, rule or regulation or any order of any governmental authority applicable to the Issuer or any Guarantor that, in our experience, is generally applicable to transactions in the nature of those contemplated by the Note Documents, (ii) result in a breach of any provision of the Articles of Incorporation, Certificate of Incorporation or Bylaws, as the case may be, of the Issuer or any Guarantor or (iii) result in a breach of, constitute (alone or with notice or lapse of time or both) a default, violate or conflict with any provision of any agreement binding the Issuer and the Guarantors, which agreements are identified
(A) on the schedules to the Agreement as material agreements or (B) in the filings of the Issuer under the Securities Exchange Act of 1934, as amended, as material agreements or (iv) to our knowledge, violate any order, judgment or decree of any court or governmental authority that is applicable to the Issuer or each Guarantor. We express no opinion as to whether or not the execution, delivery or performance by the Issuer or any Guarantor of the Note Documents will constitute a violation of or a default under any covenant, restriction or provision with respect to financial ratios or tests or any aspect of the financial condition or results of operations of the Issuer or any Guarantor.

     4. No action, consent or approval of, registration or filing with or any other action by any United States federal or California state governmental or public body or authority which, in our experience, is generally applicable to transactions of the type contemplated by the Note Documents is or will be required in connection with the execution, delivery and performance of the Note Documents by the Issuer or any Guarantor party thereto or the consummation of the transactions contemplated thereby, except (i) such consents, approvals, authorizations, registrations, declarations and filings that have been made or obtained on or prior to the date hereof, (ii) as may be required under United States federal or state securities or "blue sky" laws and, (iii) such consents, approvals, authorizations, registrations, declarations and filings, the

Libra Mezzanine Partners II, L.P.
and the other Purchases
December 29, 2000
Page 11


failure to make or obtain which would not have a material adverse effect on the Issuer and the Guarantors, taken as a whole, or would not adversely affect their ability to perform their respective obligations under the Note Documents.

     5. To our knowledge, except as set forth in the schedules to the Agreement, there are no actions, suits or proceedings at law or in equity or by or before any court or arbitrator, or any governmental department, board, agency or other instrumentality now pending or threatened against any of the Issuer or any Guarantor or any business, property or rights of any such person (i) that challenge the legality, validity or enforceability of the Note Documents to which any of them is a party or (ii) that, if adversely determined, would result in a material adverse effect on the business, operations, property or condition (financial or otherwise) of the Issuer and the Guarantors as a consolidated enterprise or on the ability of the Issuer or any Guarantor to perform its obligations under the Note Documents.

     6. Each of the Note Documents has been duly executed and delivered by the Issuer and each Guarantor to the extent each is a party thereto.

     7. Each of the Note Documents (other than the Notes) constitutes the legal, valid and binding obligation of the Issuer and each Guarantor party thereto, enforceable against it in accordance with their respective terms. The Notes are in the form contemplated by the Agreement, have been validly issued by the Issuer, and, when delivered to and paid for by each Purchaser in accordance with the terms of the Note Documents, will be the legal, valid and binding obligations of the Issuer, enforceable against the Issuer in accordance with their terms.

     8. The Shares and the Series L Preferred Stock issued to the Purchasers, when delivered to each Purchaser and upon delivery to the Issuer of consideration therefor in accordance with the terms of the Note Documents, will be duly authorized, validly issued, fully paid and nonassessable.

     9. The Controlling Shareholder Agreement has been duly executed and delivered by Steven S. Myers.

     Our opinions above are qualified to the extent that the validity, binding nature or enforceability of any term of the Note Documents may be limited or otherwise affected by, and we express no opinion regarding:

     A. The effect of bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium and other similar rights and remedies of creditors generally;

Libra Mezzanine Partners II, L.P.
and the other Purchases
December 29, 2000
Page 12


     B. Limitations imposed by state law, United States federal law or general equitable principles upon the specific enforcement of any of the remedies, covenants or the provisions of any applicable agreement and upon the availability of injunctive relief or other equitable remedies, regardless of whether enforcement of any such agreement is considered a proceeding in equity or at law;

     C. The effect of California statutory provisions and case law that provide that, in certain circumstances, a surety or guarantor may be exonerated if the creditor materially alters the original obligation of the principal without the consent of the guarantor, elects remedies for default which impair the subrogation rights of the surety or guarantor against the principal or otherwise takes any action without notifying the guarantor which materially prejudices the surety or guarantor. Union Bank v. Gradsky, 265 Cal. App. 2d 40 (1968).
                      ---------------------
However, there is also authority to the effect that a surety or guarantor may validly waive such rights if such waivers are expressly set forth in the guaranty. Krueger v. Bank of America, 145 Cal. App. 3d 204, 193 Cal. Rptr. 322
           --------------------------
(1983) and Section 2856 of the California Civil Code; but see Cathay Bank v.
                                                              --------------
Lee, 14 Cal. App. 4th 1533, 18 Cal. Rptr. 2d 420 (1993), in which the court held
---
that a waiver of a surety's or guarantor's rights must be sufficiently explicit. Therefore, we express no opinion with respect to the effect of (a)(i) any modification or amendment of the obligations of any of the Issuer or any Guarantor which materially increases such obligations and correspondingly the Guarantors' obligations in respect thereof; (ii) any election of remedies by any Purchaser following the occurrence of an event of default with respect to the obligations of the Guarantors; (iii) any other action by any Purchaser which materially prejudices any Guarantor pursuant to the Note Documents, if, in any such instance, such modification, election or action occurs without notice to such Guarantor and without granting to such Guarantor an opportunity to cure any default by the Issuer or any other Guarantor; or (b) any purported waiver by any Guarantor that does not comply with any requirements of explicitness and/or specificity imposed by any court;

     D. The effect (if any) of the application of Section 548 of the U.S. Bankruptcy Code and similar provisions of state law to the Note Documents or the transactions contemplated thereby;

     E. The effect (if any) of any laws providing that a court may refuse to enforce, or may limit the application of, a contract or any clause thereof that the court finds as a matter of law to have been unconscionable at the time it was made;

     F. The effect (if any) of limitations arising from certain state and United States federal court decisions involving statutes, public policy or principles of equity and holding that

Libra Mezzanine Partners II, L.P.
and the other Purchases
December 29, 2000
Page 13


(i) certain covenants and provisions of lending and security agreements, including those allowing for acceleration of indebtedness due under debt instruments upon the occurrence of certain events, impose restrictions or obligations on the borrower and it cannot be demonstrated that the enforcement of such restrictions or obligations upon the occurrence of such events is reasonably necessary for the protection of the lender; (ii) under certain circumstances, purported waivers of the benefits of statutory provisions or common law rights are unenforceable; and (iii) under certain circumstances, provisions declaring that the failure to exercise or delay in exercising rights or remedies will not operate as a waiver of any such right or remedy are invalid;

     G. With respect to any provisions providing for indemnification contained in the Note Documents, the enforcement thereof may be limited by public policy considerations;

     H.  Intentionally Omitted;

     I. The effect (if any) of limitations on the enforceability of after-default interest rate provisions, penalty provisions, forfeiture provisions or late charge provisions;

     J. The enforceability of provisions relating to rights of entry or express waivers of statutes of limitation, rights of redemption or similar borrower protections;

                                                               EXECUTION VERSION

     K. The validity or enforceability of any provision of the Note Documents to the extent such provision (i) violates the law of the State of California, which provides that in a contract permitting one party thereto to recover attorneys' fees, the prevailing party in any action to enforce any provision of such contract shall be entitled to recover its reasonable attorneys' fees; and
(ii) may be limited or otherwise affected by compliance with procedural requirements of California law relating to the exercise of remedies by a lender;

     L. The enforceability under certain circumstances of provisions waiving unknown future rights and of provisions stating that rights or remedies are not exclusive, that every right or remedy is cumulative and may be exercised in addition to or with any other right or remedy or that election of some particular remedy or remedies does not preclude recourse to one or more others; and

     M. We express no opinion as to the enforceability of those provisions of the Note Documents that permit any party other than the Issuer or the Guarantors to receive insurance proceeds and to apply the same to the indebtedness secured thereby.

     As used in this opinion, "to our knowledge" or "known to us" as used in this opinion are limited to the knowledge of the attorneys within our firm who have worked on matters referred to us by the Issuer and the Guarantors. No inference as to our knowledge of the existence or nonexistence of any fact should, or may, be drawn merely from the fact that we represent the Issuer and the Guarantors with respect to matters specifically referred to us from time to time on an ongoing basis.

     This opinion is rendered to the Purchasers in connection with the Note Documents, and may not be relied upon by any person other than the Purchasers, or by the Purchasers in any other context, provided that each Purchaser may provide this opinion (i) to regulatory authorities should they so request or in connection with their normal examinations, (ii) to the independent auditors and attorneys of such Person, (iii) pursuant to order or legal process of any court or governmental agency or (iv) in connection with any legal action to which such Person is a party arising out of the transactions contemplated by the Note Documents. This opinion may not be published or quoted without our prior written consent.